Exhibit 99.1

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management at RenaissanceRe Holdings Ltd. (the “Company”) is responsible for establishing and maintaining effective internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended. The Company’s internal control over financial reporting was designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles and to reflect management’s judgments and estimates concerning effects of events and transactions that are accounted for or disclosed. There are inherent limitations to the effectiveness of any controls. Controls, no matter how well conceived and operated, can provide only reasonable assurance that its objectives are met. No evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected.

Management, with the participation of the Chief Executive Officer and Chief Financial Officer, assessed its internal control over financial reporting as of December 31, 2009. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on this assessment, management believes that the Company maintained effective internal control over financial reporting as of December 31, 2009.

The Company’s effectiveness of internal control over financial reporting as of December 31, 2009, has been audited by Ernst & Young Ltd., the Independent Registered Public Accountants who also audited the Company’s consolidated financial statements. Ernst & Young Ltd.’s attestation report on the effectiveness of the Company’s internal control over financial reporting appears on page F-4.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF RENAISSANCERE HOLDINGS LTD.

We have audited the accompanying consolidated balance sheets of RenaissanceRe Holdings Ltd. and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in shareholders’ equity, comprehensive income, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of RenaissanceRe Holdings Ltd. and Subsidiaries at December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

As described in Note 3, on January 1, 2009, RenaissanceRe Holdings Ltd. and subsidiaries adopted FASB Statement No. 160, Noncontrolling Interest in Consolidated Financial Statements – an amendment of ARB No. 51 (Codified in FASB ASC Topic 810, Consolidation) on a prospective basis, except for the presentation and disclosures which were applied retrospectively for all periods presented. In addition, as described in Note 6, on April 1, 2009 the Company adopted FSP FAS 115-2, Recognition and Presentation of Other-Than-Temporary Impairments (Codified in FASB ASC Topic 320, Investments – Debt and Equity Securities).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), RenaissanceRe Holdings Ltd.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 18, 2010 expressed an unqualified opinion thereon.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda

February 18, 2010

(except for Note 28, as to which the date is March 10, 2010)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF RENAISSANCERE HOLDINGS LTD.

We have audited RenaissanceRe Holdings Ltd.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). RenaissanceRe Holdings Ltd.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, RenaissanceRe Holdings Ltd. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of RenaissanceRe Holdings Ltd. as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in shareholders’ equity, comprehensive income, and cash flows for each of the three years in the period ended December 31, 2009 of RenaissanceRe Holdings Ltd. and our report dated February 18, 2010, except for Note 28, as to which the date is March 10, 2010, expressed an unqualified opinion thereon.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda

February 18, 2010

RenaissanceRe Holdings Ltd. and Subsidiaries

Consolidated Balance Sheets

At December 31, 2009 and 2008

(in thousands of United States Dollars, except per share amounts)

	December 31, 2009	December 31, 2008
Assets
Fixed maturity investments available for sale, at fair value
(Amortized cost $3,513,183 and $2,916,991 at December 31, 2009 and 2008, respectively) (Notes 6 and 7)	$3,559,197	$2,996,885
Fixed maturity investments trading, at fair value (Amortized cost $747,983 at December 31, 2009) (Notes 6 and 7)	736,595	—
Short term investments, at fair value (Notes 6 and 7)	1,002,306	2,172,343
Other investments, at fair value (Notes 6 and 7)	858,026	773,475
Investments in other ventures, under equity method (Note 6)	97,287	99,879

Total investments	6,253,411	6,042,582
Cash and cash equivalents	260,716	274,692
Premiums receivable	589,827	565,630
Ceded reinsurance balances (Note 8)	91,852	88,019
Losses recoverable (Note 8)	194,241	299,534
Accrued investment income	31,928	26,614
Deferred acquisition costs	61,870	81,904
Receivable for investments sold	7,431	236,485
Other secured assets (Note 9)	27,730	76,424
Other assets	205,347	217,986
Goodwill and other intangibles (Note 5)	76,688	74,181

Total assets	$7,801,041	$7,984,051

Liabilities, Redeemable Noncontrolling Interest and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses (Note 10)	$1,702,006	$2,160,612
Reserve for unearned premiums	446,649	510,235
Debt (Note 11)	300,000	450,000
Reinsurance balances payable	381,548	315,401
Payable for investments purchased	59,236	378,111
Other secured liabilities (Note 9)	27,500	77,420
Other liabilities	256,669	290,998

Total liabilities	3,173,608	4,182,777

Commitments and Contingencies (Note 24)

Redeemable noncontrolling interest – DaVinciRe (Notes 3 and 13)	786,647	768,531

Shareholders’ Equity (Note 14)
Preference Shares: $1.00 par value – 26,000,000 shares issued and outstanding at December 31, 2009 (2008 – 26,000,000 shares)	650,000	650,000
Common shares: $1.00 par value – 61,744,857 shares issued and outstanding at December 31, 2009 (2008 – 61,503,333 shares)	61,745	61,503
Accumulated other comprehensive income	41,438	75,387
Retained earnings	3,087,603	2,245,853

Total shareholders’ equity	3,840,786	3,032,743

Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$7,801,041	$7,984,051

See accompanying notes to the consolidated financial statements

RenaissanceRe Holdings Ltd. and Subsidiaries

Consolidated Statements of Operations

For the years ended December 31, 2009, 2008 and 2007

(in thousands of United States Dollars, except per share amounts)

	2009	2008	2007
Revenues
Gross premiums written	$1,728,932	$1,736,028	$1,809,637

Net premiums written (Note 8)	$1,206,397	$1,353,620	$1,435,335
Decrease (increase) in unearned premiums	67,419	33,204	(10,966)

Net premiums earned (Note 8)	1,273,816	1,386,824	1,424,369
Net investment income (Note 6)	323,981	24,231	402,463
Net foreign exchange (losses) gains	(13,623)	2,600	3,968
Equity in earnings (losses) of other ventures (Note 6)	10,976	13,603	(128,609)
Other income (loss)	2,021	10,252	(37,930)
Net realized and unrealized gains on fixed maturity investments (Note 6)	93,162	10,700	26,806

Total other-than-temporary impairments	(26,999)	(217,014)	(25,513)
Portion recognized in other comprehensive income, before taxes	4,518	—	—

Net other-than-temporary impairments	(22,481)	(217,014)	(25,513)

Total revenues	1,667,852	1,231,196	1,665,554

Expenses
Net claims and claim expenses incurred (Note 10)	197,287	760,489	479,274
Acquisition expenses	189,775	213,553	254,930
Operational expenses	189,686	122,165	110,464
Corporate expenses	14,240	25,635	28,860
Interest expense (Note 11)	15,111	24,633	33,626

Total expenses	606,099	1,146,475	907,154

Income before taxes	1,061,753	84,721	758,400
Income tax (expense) benefit (Note 18)	(9,094)	(568)	18,432

Net income	1,052,659	84,153	776,832
Net income attributable to redeemable noncontrolling interest – DaVinciRe (Notes 3 and 13)	(171,501)	(55,133)	(164,396)

Net income attributable to RenaissanceRe	881,158	29,020	612,436
Dividends on preference shares (Note 14)	(42,300)	(42,300)	(42,861)

Net income (loss) available (attributable) to RenaissanceRe common shareholders	$838,858	$(13,280)	$569,575

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic (Note 15)	$13.50	$(0.21)	$8.08
Net income (loss) available (attributable) to RenaissanceRe per common share – diluted (Note 15)	$13.40	$(0.21)	$7.93
Dividends per common share (Note 17)	$0.96	$0.92	$0.88

See accompanying notes to the consolidated financial statements

RenaissanceRe Holdings Ltd. and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

For the years ended December 31, 2009, 2008 and 2007

(in thousands of United States Dollars)

	2009	2008	2007
Preference shares
Balance – January 1	$650,000	$650,000	$800,000
Repurchase of shares	—	—	(150,000)

Balance – December 31	650,000	650,000	650,000

Common shares
Balance – January 1	61,503	68,920	72,140
Repurchase of shares	(951)	(8,064)	(3,588)
Exercise of options and issuance of restricted stock awards (Note 21)	1,193	647	368

Balance – December 31	61,745	61,503	68,920

Additional paid-in capital
Balance – January 1	—	107,867	284,123
Repurchase of shares	(36,455)	(131,328)	(196,583)
Reduction in redeemable noncontrolling interest – DaVinciRe	896	—	—
Exercise of options and issuance of restricted stock awards (Note 21)	35,559	23,461	20,327

Balance – December 31	—	—	107,867

Accumulated other comprehensive income
Balance – January 1	75,387	44,719	25,217
Cumulative effect of change in accounting principle, net of taxes (1)	(76,198)	—	—
Change in net unrealized gains on investments	37,731	30,668	19,502
Portion of other-than-temporary impairments recognized in other comprehensive income	4,518	—	—

Balance – December 31	41,438	75,387	44,719

Retained earnings
Balance – January 1	2,245,853	2,605,997	2,099,017
Cumulative effect of change in accounting principle, net of taxes (1)	76,198	—	—
Net income	1,052,659	84,153	776,832
Net income attributable to redeemable noncontrolling interest – DaVinciRe (Note 13)	(171,501)	(55,133)	(164,396)
Repurchase of shares	(13,566)	(289,014)	—
Dividends on common shares	(59,740)	(57,850)	(62,595)
Dividends on preference shares	(42,300)	(42,300)	(42,861)

Balance – December 31	3,087,603	2,245,853	2,605,997

Total Shareholders’ Equity	$3,840,786	$3,032,743	$3,477,503

(1)	Cumulative effect adjustment to opening retained earnings as of April 1, 2009, related to the recognition and presentation of other-than-temporary impairments, as required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic Investments – Debt and Equity Securities.

See accompanying notes to the consolidated financial statements

RenaissanceRe Holdings Ltd. and Subsidiaries

Consolidated Statements of Comprehensive Income

For the years ended December 31, 2009, 2008 and 2007

(in thousands of United States Dollars)

	2009	2008	2007
Comprehensive income
Net income	$1,052,659	$84,153	$776,832
Other comprehensive income, net of tax
Change in net unrealized gains	37,033	28,788	20,273
Portion of other-than-temporary impairments recognized in other comprehensive income	4,518	—	—

Comprehensive income	1,094,210	112,941	797,105
Net income attributable to redeemable noncontrolling interest – DaVinciRe	(171,501)	(55,133)	(164,396)
Other comprehensive loss (income) attributable to redeemable noncontrolling interest – DaVinciRe	698	1,880	(771)

Comprehensive income attributable to redeemable noncontrolling interest – DaVinciRe	(170,803)	(53,253)	(165,167)

Comprehensive income attributable to RenaissanceRe	$923,407	$59,688	$631,938

Disclosure regarding net unrealized gains
Change in net unrealized gains (losses)	$108,412	$(175,646)	$20,795
Net realized and unrealized (gains) losses and net other-than-temporary impairments included in net income	(70,681)	206,314	(1,293)

Change in net unrealized gains on investments	$37,731	$30,668	$19,502

See accompanying notes to the consolidated financial statements

RenaissanceRe Holdings Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31, 2009, 2008 and 2007

(in thousands of United States Dollars)

	2009	2008	2007
Cash flows provided by operating activities
Net income	$1,052,659	$84,153	$776,832
Adjustments to reconcile net income to net cash provided by operating activities
Amortization and depreciation	9,213	(8,871)	(19,774)
Equity in undistributed (earnings) losses of other ventures	(592)	2,638	142,120
Net unrealized (gains) losses included in net investment income	(88,545)	259,398	(47,310)
Net unrealized gains included in other income (loss)	(20,378)	(4,537)	(7,315)
Net realized and unrealized investment gains on fixed maturity investments	(93,162)	(10,700)	(26,806)
Net other-than-temporary impairments	22,481	217,014	25,513
Change in:
Premiums receivable	(24,197)	(90,555)	(55,925)
Ceded reinsurance balances	(3,833)	19,897	26,055
Deferred acquisition costs	20,034	22,308	2,706
Reserve for claims and claim expenses, net	(353,313)	15,857	48,920
Reserve for unearned premiums	(63,586)	(53,101)	(15,088)
Reinsurance balances payable	66,147	39,971	(119,653)
Other	65,961	52,404	60,214

Net cash provided by operating activities	588,889	545,876	790,489

Cash flows used in investing activities
Proceeds from sales and maturities of investments available for sale	10,036,434	11,403,443	4,301,189
Purchases of investments available for sale	(10,516,908)	(10,776,997)	(4,806,219)
Proceeds from sales and maturities of investments trading	61,218	—	—
Purchases of investments trading	(845,466)	—	—
Net sales (purchases) of short term investments	1,170,037	(350,794)	589,422
Net sales (purchases) of other investments	3,994	(218,263)	(252,179)
Net purchases of investments in other ventures	(3,000)	(37,372)	(1,702)
Net (purchases) proceeds from other assets	(19,385)	6,500	—
Net purchases of subsidiaries	(2,741)	(77,631)	—

Net cash used in investing activities	(115,817)	(51,114)	(169,489)

Cash flows used in financing activities
Dividends paid – common shares	(59,740)	(57,850)	(62,595)
Dividends paid – preference shares	(42,300)	(42,300)	(42,861)
RenaissanceRe common share repurchases	(50,972)	(428,406)	(200,171)
Net (repayment) drawdown of debt	(150,000)	148,049	1,951
Redemption of 7.0% Senior Notes	—	(150,000)	—
Redemption of Series A preference shares	—	—	(150,000)
Redemption of capital securities	—	—	(103,093)
Reverse repurchase agreement	(50,042)	50,000	—
Secured asset financing	—	(11,500)	88,920
DaVinci share repurchase	—	(100,000)	—
Third party DaVinciRe share repurchase	(132,718)	43,549	(40,000)

Net cash used in financing activities	(485,772)	(548,458)	(507,849)

Effect of exchange rate changes on foreign currency cash	(1,276)	(1,838)	2,676

Net (decrease) increase in cash and cash equivalents	(13,976)	(55,534)	115,827
Cash and cash equivalents, beginning of year	274,692	330,226	214,399

Cash and cash equivalents, end of year	$260,716	$274,692	$330,226

See accompanying notes to the consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009

(amounts in tables expressed in thousands of United States (“U.S.”) dollars, except per share amounts)

NOTE 1.    ORGANIZATION

RenaissanceRe Holdings Ltd. (“RenaissanceRe”), was formed under the laws of Bermuda on June 7, 1993. Together with its wholly owned and majority-owned subsidiaries and DaVinciRe (as defined below), which are collectively referred to herein as the “Company”, RenaissanceRe provides reinsurance and insurance coverages and related services to a broad range of customers.

•

Renaissance Reinsurance Ltd. (“Renaissance Reinsurance”), the Company’s principal reinsurance subsidiary, provides property catastrophe and specialty reinsurance coverages to insurers and reinsurers on a worldwide basis.

•

The Company also manages property catastrophe and specialty reinsurance business written on behalf of joint ventures, which principally include Top Layer Reinsurance Ltd. (“Top Layer Re”), recorded under the equity method of accounting, and DaVinci Reinsurance Ltd. (“DaVinci”). Because the Company owns a noncontrolling equity interest in, but controls a majority of the outstanding voting power of, DaVinci’s parent, DaVinciRe Holdings Ltd. (“DaVinciRe”), the results of DaVinci and DaVinciRe are consolidated in the Company’s financial statements. Redeemable noncontrolling interest – DaVinciRe represents the interests of external parties with respect to the net income and shareholders’ equity of DaVinciRe. Renaissance Underwriting Managers Ltd. (“RUM”), a wholly owned subsidiary, acts as exclusive underwriting manager for these joint ventures in return for fee-based income and profit participation.

•

The Company’s Individual Risk operations include direct insurance and quota share reinsurance written through the operating subsidiaries of RenRe Insurance Holdings Ltd. (“RenRe Insurance”), formerly known as Glencoe Group Holdings Ltd. These operating subsidiaries principally include Stonington Insurance Company (“Stonington”), which writes business in the U.S. on an admitted basis, and Glencoe Insurance Ltd. (“Glencoe”) and Lantana Insurance Ltd. (“Lantana”), which write business in the U.S. on an excess and surplus lines basis, and also provide reinsurance coverage, principally through quota share contracts, which are analyzed on an individual risk basis. The Individual Risk operations also include the results of Agro National Inc. (“Agro National”), a managing general underwriter of crop insurance.

•

RenaissanceRe Syndicate 1458 (“Syndicate 1458”) is the Company’s Lloyd’s syndicate which was licensed to start writing certain lines of insurance and reinsurance business effective June 1, 2009. RenaissanceRe Corporate Capital (UK) Limited (“RenaissanceRe CCL”), a wholly owned subsidiary of the Company, is Syndicate 1458’s sole corporate member and RenaissanceRe Syndicate Management Ltd. (“RSML”), a wholly owned subsidiary of the Company from November 2, 2009, is the managing agent for Syndicate 1458.

•

The Company, through Renaissance Trading Ltd. (“Renaissance Trading”) and RenRe Energy Advisors Ltd. (“REAL”), transacts certain derivative-based management products primarily to address weather and energy risk and engages in hedging and trading activities related to those transactions and provides fee-based consulting services, respectively.

NOTE 2.    SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and include the accounts of RenaissanceRe and its wholly owned and majority-owned subsidiaries and DaVinciRe. All significant intercompany transactions and balances have been eliminated on consolidation. Certain prior year comparatives have been reclassified to conform to the current year presentation.

USE OF ESTIMATES IN FINANCIAL STATEMENTS

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported and disclosed amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. The major estimates reflected in the Company’s consolidated financial statements include, but are not limited to, the reserve for claims and claim expenses, losses recoverable, including allowances for losses recoverable deemed uncollectible, estimates of written and earned premiums, fair value, including the fair value of investments, financial instruments and derivatives, impairment charges and the Company’s net deferred tax asset.

PREMIUMS AND RELATED EXPENSES

Premiums are recognized as income, net of any applicable reinsurance or retrocessional coverage purchased, over the terms of the related contracts and policies. Premiums written are based on contract and policy terms and include estimates based on information received from both insureds and ceding companies. Subsequent differences arising on such estimates are recorded in the period in which they are determined. Reserve for unearned premiums represents the portion of premiums written that relate to the unexpired terms of contracts and policies in force. Such reserves are computed by pro-rata methods based on statistical data or reports received from ceding companies. Reinstatement premiums are estimated after the occurrence of a significant loss and are recorded in accordance with the contract terms based upon paid losses and case reserves. Reinstatement premiums are earned when written.

Acquisition costs, consisting principally of commissions, brokerage and premium tax expenses incurred at the time a contract or policy is issued, are deferred and amortized over the period in which the related premiums are earned. Deferred policy acquisition costs are limited to their estimated realizable value based on the related unearned premiums. Anticipated claims and claim expenses, based on historical and current experience, and anticipated investment income related to those premiums are considered in determining the recoverability of deferred acquisition costs.

CLAIMS AND CLAIM EXPENSES

The reserve for claims and claim expenses includes estimates for unpaid claims and claim expenses on reported losses as well as an estimate of losses incurred but not reported. The reserve is based on individual claims, case reserves and other reserve estimates reported by insureds and ceding companies as well as management estimates of ultimate losses. Inherent in the estimates of ultimate losses are expected trends in claim severity and frequency and other factors which could vary significantly as claims are settled. Also, during the past few years, the Company has increased its specialty reinsurance and Individual Risk business, but does not have the benefit of a significant amount of its own historical experience in certain of these lines of business. Accordingly, the setting and reserving for incurred losses in these lines of business could be subject to greater variability.

Ultimate losses may vary materially from the amounts provided in the consolidated financial statements. These estimates are reviewed regularly and, as experience develops and new information becomes known, the reserves are adjusted as necessary. Such adjustments, if any, are reflected in the consolidated statements of operations in the period in which they become known and are accounted for as changes in estimates.

REINSURANCE

Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. For multi-year retrospectively rated contracts, the Company accrues amounts (either assets or liabilities) that are due to or from assuming companies based on estimated contract experience. If the Company determines that adjustments to earlier estimates are appropriate, such adjustments are recorded in the period in which they are determined. Losses recoverable on dual trigger reinsurance contracts require the Company to estimate its ultimate losses applicable to these contracts as well as estimate the ultimate amount of insured industry losses that will be reported by the applicable statistical reporting agency, as per the contract terms. Amounts recoverable from reinsurers are recorded net of a valuation allowance for estimated uncollectible recoveries.

Assumed and ceded reinsurance contracts that lack a significant transfer of risk are treated as deposits.

INVESTMENTS, CASH AND CASH EQUIVALENTS

Fixed Maturity Investments

Investments in fixed maturities are classified as available for sale or trading and are reported at fair value. Investment transactions are recorded on the trade date with balances pending settlement reflected in the balance sheet as a receivable for investments sold or a payable for investments purchased. Net investment income includes interest and dividend income together with amortization of market premiums and discounts and is net of investment management and custody fees. The amortization of premium and accretion of discount for fixed maturity securities is computed using the effective yield method. For mortgage-backed securities and other holdings for which there is prepayment risk, prepayment assumptions are evaluated quarterly and revised as necessary. Any adjustments required due to the change in effective yields and maturities are recognized on a prospective basis through yield adjustments. Fair values of investments are based on quoted market prices, or when such prices are not available, by reference to broker or underwriter bid indications and/or internal pricing valuation techniques. The net unrealized appreciation or depreciation on fixed maturity investments available for sale is included in accumulated other comprehensive income. The net unrealized appreciation or depreciation on fixed maturity investments trading is included in net realized and unrealized gains on fixed maturity investments. Realized gains or losses on the sale of investments are determined on the basis of the first in first out cost method and, for fixed maturity investments available for sale, include adjustments to the cost basis of investments for declines in value that are considered to be other-than-temporary.

During the fourth quarter of 2009, the Company started designating, upon acquisition, certain fixed maturity investments as trading, rather than as available for sale. The Company made this change, due in part to the new authoritative other-than-temporary impairment GAAP guidance that became effective on April 1, 2009, which has resulted in additional accounting judgments required to be made on a quarterly basis, combined with an effort to report the Company’s fixed maturity investment portfolio results in the Company’s consolidated statements of operation in a manner consistent with the way in which the Company manages the portfolio, which is on a total investment return basis. The Company currently expects to continue to designate, in future periods, upon acquisition, certain fixed maturity investments as trading, rather than as available for sale, and, as a result, the Company currently expects its fixed maturity investments available for sale balance to decrease and its fixed maturity trading balance to increase over time, resulting in a reduction in other-than-temporary accounting judgments the Company makes. This change will over time result in additional volatility in the Company’s net income (loss) in future periods as net unrealized gains and losses on these fixed maturity investments will be recorded currently in net income (loss), rather than as a component of accumulated other comprehensive income (loss) in shareholders’ equity.

Other-Than-Temporary Impairment Effective April 1, 2009

The Company recognizes other-than-temporary impairments in earnings for its impaired fixed maturity securities available for sale (i) for which the Company has the intent to sell the security or (ii) it is more likely than not that the Company will be required to sell the debt security before its anticipated recovery and (iii) for those securities which have a credit loss. In assessing whether a credit loss exists, the Company compares the present value of the cash flows expected to be collected from the security with the amortized cost basis of the security. In instances in which a determination is made that an impairment exists but the Company does not intend to sell the security and it is not more likely than not that the Company will be required to sell the security before the anticipated recovery of its remaining amortized cost basis, the impairment is separated into (i) the amount of the total impairment related to the credit loss and (ii) the amount of the total impairment related to all other factors. The amount of the total other-than-temporary impairment related to the credit loss is recognized in earnings. The amount of the total other-than-temporary impairment related to all other factors is recognized in other comprehensive income. In periods after the recognition of other-than-temporary impairments on the Company’s fixed maturity securities available for sale, the Company accounts for such securities as if they had been purchased on the measurement date of the other-than-temporary impairment at an amortized cost basis equal to the previous amortized cost basis less the other-than-temporary impairment recognized in earnings. For debt securities in which other-than-temporary impairments were recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be amortized into net investment income.

Other-Than-Temporary Impairment Process Prior to April 1, 2009

Under the pre-existing guidance, which was in effect for 2007, 2008 and the three months ended March 31, 2009, the Company assessed, on a quarterly basis, whether declines in the fair value of its fixed maturity investments available for sale represented impairments that were other-than-temporary based on several factors. The factors the Company considered in the assessment of a security included: (i) the time period during which there had been a significant decline below cost; (ii) the extent of the decline below cost; (iii) the Company’s intent and ability to hold the security; (iv) the potential for the security to recover in value; (v) an analysis of the financial condition of the issuer; and (vi) an analysis of the collateral structure and credit support of the security, if applicable. Where the Company determined that there was an other-than-temporary decline in the fair value of the security, the cost of the security was written down to its fair value and the unrealized loss at the time of determination was reflected in the Company’s consolidated statements of operations.

The majority of the Company’s fixed maturity investments available for sale are managed by external investment managers in accordance with specific investment mandates and guidelines. The investment managers are directed to manage the Company’s investments to maximize total investment return in accordance with these investment mandates and guidelines. While the Company has adequate capital and liquidity to support its operations and to hold its fixed maturity investments available for sale which were in an unrealized loss position until they recover in value, the Company has not prohibited or restricted its investment managers from selling these investments and its investment managers actively trade the Company’s investments. The Company was therefore unable to represent or certify that it had the intent or ability to hold these investments until they recovered in value. As a consequence, under the pre-existing guidance which was in effect for 2007, 2008 and the three months ended March 31, 2009, the Company impaired essentially all of its fixed maturity investments available for sale that were in an unrealized loss position at each quarterly reporting date.

Short Term Investments

Short term investments, which are managed as part of the Company’s investment portfolio and have a maturity of one year or less when purchased, are carried at fair value. Cash equivalents include money market instruments with a maturity of ninety days or less when purchased.

Other Investments

Other investments are carried at fair value with interest and dividend income, income distributions and realized and unrealized gains and losses included in net investment income. The fair value of other investments is generally established on the basis of the net asset valuation criteria established by the managers of the investments. These net asset valuations are determined based upon the valuation criteria established by the governing documents of such investments. Many of the Company’s other investments are subject to restrictions on redemptions or sales which are determined by the governing documents and limit the Company’s ability to liquidate these investments in the short term. In addition, due to a lag in reporting, some of the Company’s fund managers, fund administrators, or both, are unable to provide final fund valuations as of the Company’s current reporting date. In these circumstances, the Company estimates the fair value of these funds by starting with the prior month’s or quarter’s fund valuation, adjusting these valuations for capital calls, redemptions or distributions and the impact of changes in foreign currency exchange rates, and then estimating the return for the current period. In circumstances in which the Company estimates the return for the current period, it uses all credible information available. This principally includes preliminary estimates reported by its fund managers, obtaining the valuation of underlying portfolio investments where such underlying investments are publicly traded and therefore have a readily observable price, using information that is available to the Company with respect to the underlying investments, reviewing various indices for similar investments or asset classes, as well as estimating returns based on the results of similar types of investments for which the Company has reported results, or other valuation methods, as necessary. Actual final fund valuations may differ, perhaps materially so, from the Company’s estimates and these differences are recorded in the period they become known as a change in estimate. The Company’s estimate of the fair value of catastrophe bonds are based on quoted market prices, or when such prices are not available, by reference to broker or underwriter bid indications.

Investments in Other Ventures

Investments in which the Company has significant influence over the operating and financial policies of the investee are classified as investments in other ventures, under equity method, and are accounted for under the equity method of accounting. Under this method, the Company records its proportionate share of income or loss from such investments in its results for the period. Any decline in value of investments in other ventures, under equity method considered by management to be other-than-temporary is charged to income in the period in which it is determined.

DERIVATIVES

The Company enters into derivative instruments such as futures, options, swaps, forward contracts and other derivative contracts in order to manage its foreign currency exposure, obtain exposure to a particular financial market, for yield enhancement, or for trading and speculation. The Company accounts for its derivatives in accordance with FASB ASC Topic Derivatives and Hedging, which requires all derivatives to be recorded at fair value on the Company’s balance sheet as either assets or liabilities, depending on their rights or obligations, with changes in fair value reflected in current earnings. The Company does not currently apply hedge accounting. The fair value of the Company’s derivatives are estimated by reference to quoted prices or broker quotes, where available, or in the absence of quoted prices or broker quotes, the use of industry or internal valuation models.

FAIR VALUE

The Company accounts for certain of its assets and liabilities at fair value in accordance with FASB ASC Topic Fair Value Measurements and Disclosures. FASB ASC Topic Fair Value Measurements and Disclosures clarifies the definition of fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. In addition, the guidance clarifies that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets and the lowest priority to unobservable data. Fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between open market participants at the measurement date. The Company recognizes the change in unrealized gains and losses arising from changes in fair value in its statements of operations, with the exception of changes in unrealized gains and losses on its fixed maturity investments available for sale, which are recognized as a component of accumulated other comprehensive income in shareholders’ equity.

BUSINESS COMBINATIONS, GOODWILL AND OTHER INTANGIBLE ASSETS

The Company accounts for business combinations in accordance with FASB ASC Topic Business Combinations, and goodwill and other intangible assets that arise from business combinations in accordance with FASB ASC Topic Intangibles – Goodwill and Other. A purchase price that is in excess of the fair value of the net assets acquired arising from a business combination is recorded as goodwill, and is not amortized. Other intangible assets with a finite life are amortized over the estimated useful life of the asset. Other intangible assets with an indefinite useful life are not amortized.

Goodwill and other indefinite life intangible assets are tested for impairment on an annual basis or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable. Definite life intangible assets are reviewed for indicators of impairment on an annual basis or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable, and tested for impairment if appropriate. For purposes of the annual impairment evaluation, goodwill is assigned to the applicable reporting unit of the acquired entities giving rise to the goodwill. Goodwill and other intangible assets recorded in connection with investments accounted for under the equity method, are recorded as “Investments in other ventures, under equity method” on the Company’s consolidated balance sheets.

The Company has established September 30 as the date for performing its annual impairment tests. If goodwill or other intangible assets are impaired, they are written down to their estimated fair values with a corresponding expense reflected in the Company’s consolidated statements of operations.

NONCONTROLLING INTEREST

The Company accounts for its redeemable noncontrolling interest in DaVinciRe in the mezzanine section of the Company’s consolidated balance sheet in accordance with the requirements of certain Securities and Exchange Commission (“SEC”) guidance which is applicable only to SEC registrants. The SEC guidance requires shares, not required to be accounted for in accordance with FASB ASC Topic Distinguishing Liabilities from Equity, and having redemption features that are not solely within the control of the issuer to be classified outside of permanent equity in the mezzanine section of the balance sheet. Because the share classes related to the noncontrolling interest portion of DaVinciRe are not considered liabilities in accordance with FASB ASC Topic Distinguishing Liabilities from Equity and have redemption features that are not solely within the control of DaVinciRe, the noncontrolling interest in DaVinciRe is disclosed in the mezzanine section on the Company’s consolidated balance sheet in accordance with the SEC guidance noted above. The SEC guidance does not impact the accounting for noncontrolling interest on the consolidated statements of operations; therefore, the provisions of FASB ASC Topic Consolidation with respect to the consolidated statements of operations still apply.

EARNINGS PER SHARE

Basic earnings per share are based on weighted average common shares and exclude any dilutive effects of options and restricted stock. Diluted earnings per share assumes the exercise of all dilutive stock options and restricted stock grants.

In June 2008, the FASB issued guidance to determine whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under FASB ASC Topic Earnings per Share. The two-class method is used to determine earnings per share based on dividends declared on common stock and participating securities (i.e. distributed earnings) and participation rights of participating securities in any undistributed earnings. Unvested restricted stock granted by the Company to its employees is now considered a participating security and the Company now uses the two-class method to calculate its net income available to RenaissanceRe common shareholders per common share – basic and diluted. The adoption of this guidance did not have a material effect on the Company’s prior calculations of net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic and diluted, and therefore prior periods have not been restated.

FOREIGN EXCHANGE

The Company’s functional currency is the U.S. dollar. Revenues and expenses denominated in foreign currencies are translated at the prevailing exchange rate at the transaction date. Monetary assets and liabilities denominated in foreign currencies are translated at exchange rates in effect at the balance sheet date, which may result in the recognition of exchange gains or losses which are included in the determination of net income.

TAXATION

Income taxes have been provided in accordance with the provisions of FASB ASC Topic Income Taxes, on those operations which are subject to income taxes. Deferred tax assets and liabilities result from temporary differences between the amounts recorded in the consolidated financial statements and the tax basis of the Company’s assets and liabilities. Such temporary differences are primarily due to the tax basis discount on the reserve for claims and claim expenses, reserve for unearned premiums, net operating loss carryforwards, intangible assets, accrued expenses, deferred acquisition costs and certain investments. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance against deferred tax assets is recorded if it is more likely than not that all, or some portion, of the benefits related to deferred tax assets will not be realized.

Uncertain tax positions are also accounted for in accordance with FASB ASC Topic Income Taxes. Uncertain tax positions must meet a more-likely-than-not recognition threshold to be recognized.

VARIABLE INTEREST ENTITIES

The Company accounts for variable interest entities (“VIE”) in accordance with FASB ASC Topic Consolidation, which requires the consolidation of all VIE’s by the investor that will absorb a majority of the VIE’s expected losses or residual returns. Refer to “Note 12. Variable Interest Entities”, for more information.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Accounting Standards Codification

In June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 (“FAS 168”). Effective for financial statements issued for interim and annual periods ending after September 15, 2009 the FASB ASC (the “Codification”) is now the authoritative source of U.S. GAAP. The Codification changes the structure of authoritative guidance to a Topic based model versus the previous model of Original Pronouncements, modified by Emerging Issues Task Force Abstracts, FASB Staff Positions, etc. Among other things, the Codification is expected to: reduce the amount of time and effort required to solve an accounting research issue; mitigate the risk of noncompliance through improved usability of the literature; provide accurate information with real-time updates as Accounting Standards Updates are released; and assist the FASB with research and convergence efforts. The adoption of the Codification did not impact the Company’s consolidated statements of operations and financial condition.

Accounting for Transfers of Financial Assets

In June 2009, the FASB issued Statement No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140, and the FASB subsequently codified it as Accounting Standard Update (“ASU”) 2009-16, updating ASC Topic 860 Transfers and Servicing. The objective of ASU 2009-16 is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. ASU 2009-16 must be applied as of the beginning of the reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual period and for interim and annual reporting periods thereafter. Earlier application is prohibited. ASU 2009-16 must be applied to transfers occurring on or after the effective date. Additionally, the disclosure provisions of ASU 2009-16 should be applied to transfers that occurred both before and after the effective date. The Company is currently evaluating the potential impacts of the adoption of ASU 2009-16 on its consolidated statements of operations and financial condition.

Variable Interest Entities

In June 2009, the FASB issued Statement No. 167, Amendments to FASB Interpretation No. 46(R,) and the FASB subsequently codified it as ASU 2009-17, updating ASC Topic 810 Consolidations. The objective of ASU 2009-17 is to improve financial reporting by enterprises involved with variable interest entities. The FASB undertook this project to address (1) the effects on certain provisions of FASB Interpretation No. 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51, as revised (“FIN 46(R)”), as a result of the elimination of the qualifying special-purpose entity concept in ASU 2009-16, and (2) constituent concerns about the application of certain key provisions of FIN 46(R), including those in which the accounting and disclosures under the interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. ASU 2009-17 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company is currently evaluating the potential impacts of the adoption of ASU 2009-17 on its consolidated statements of operations and financial condition.

Investments in Certain Entities That Calculate Net Asset Value per Share

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-12, Investments in Certain Entities That Calculate Net Asset Value per Share (or its Equivalent) (“ASU 2009-12”), which amends FASB ASC Topic Fair Value Measurements and Disclosures. ASU 2009-12 provides additional guidance on estimating the fair value of certain alternative investments, such as hedge funds, private equity investments and venture capital funds. The updated guidance allows the fair value of such investments to be determined using the net asset value (“NAV”) as a practical expedient, unless it is probable the investment will be sold at a value other than the NAV. In addition, the guidance requires disclosures by major category of investment regarding the attributes of the investments within the scope of the guidance, regardless of whether the fair value of the investment is measured using the NAV or other fair value technique. ASU 2009-12 shall be effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. If an entity elects to early adopt the measurement amendments in this update, the entity is permitted to defer the adoption of the disclosure provisions until periods ending after December 15, 2009. The Company adopted ASU 2009-12 in the fourth quarter of 2009 and the adoption of this guidance did not have a material impact on the Company’s consolidated statements of operations and financial condition.

NOTE 3.    NONCONTROLLING INTEREST

In December 2007, the FASB issued authoritative guidance updating FASB ASC Topic Consolidation, specifically addressing accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The primary objectives of the guidance, among other items, is to clearly identify, label and present the ownership interests in subsidiaries held by parties other than the parent on the face of the financial statements, provide guidance when dealing with changes in a parent’s ownership and provide guidance when a subsidiary is deconsolidated. Specifically, the Company is impacted by the disclosure and presentation requirements of the updated guidance as it relates to DaVinciRe. The updated guidance became effective on January 1, 2009 for the Company.

The updated guidance prescribes moving “Redeemable noncontrolling interest – DaVinciRe” from the mezzanine section of the consolidated balance sheet, to a line item, separate from the parent’s equity, in the shareholders’ equity section of the consolidated balance sheet. Similarly, the guidance, prescribes additional disclosures in the Company’s consolidated statements of operations and consolidated statements of changes in shareholders’ equity, to provide increased transparency of the impact of noncontrolling interests on the Company’s results of operations and financial position.

However, as noted above, the Company accounts for its redeemable noncontrolling interest in DaVinciRe in the mezzanine section of the consolidated balance sheet in accordance with the requirements of certain SEC guidance which is applicable only to SEC registrants. The SEC guidance requires shares, not required to be accounted for in accordance with FASB ASC Topic Distinguishing Liabilities from Equity, and having redemption features that are not solely within the control of the issuer, to be classified outside of permanent equity in the mezzanine section of the balance sheet. Because the share classes related to the noncontrolling interest portion of DaVinciRe are not considered liabilities in accordance with FASB ASC Topic Distinguishing Liabilities from Equity and have redemption features that are not solely within the control of DaVinciRe, the noncontrolling interest in DaVinciRe is disclosed in the mezzanine section on the Company’s consolidated balance sheet in accordance with the SEC guidance noted above. The minority interest line item has been renamed to “Redeemable noncontrolling interest – DaVinciRe”. All prior periods have been reclassified to reflect this new standard. The SEC guidance does not impact the accounting for noncontrolling interest on the consolidated statements of operations; therefore, the provisions of FASB ASC Topic Consolidation with respect to the consolidated statements of operations still apply.

In addition to the amendments to FASB ASC Topic Consolidations, the updated guidance amends FASB ASC Topic Earnings per Share so that earnings per share data will continue to be calculated based on amounts attributable to the parent, both before and after the adoption of the updated guidance related to FASB ASC Topic Consolidation.

NOTE 4.    BUSINESS COMBINATIONS

Spectrum Partners Ltd. (“Spectrum Partners”)

On November 2, 2009, the Company acquired 100% of the outstanding and issued common shares of Spectrum Partners, the parent company and sole owner of Spectrum Syndicate Management Ltd. (“Spectrum”), now known as RSML, and Spectrum Insurance Services Ltd. Prior to acquiring the outstanding and issued common shares of Spectrum Partners, the Company had contracted with Spectrum to be the Lloyd’s managing agent of Syndicate 1458. Spectrum Partners is based in London, United Kingdom (“U.K.”), and prior to the Company’s acquisition, was an independent Lloyd’s managing agency that provided the requisite services mandated for entrants into the Lloyd’s market. One of the requirements to enter the Lloyd’s market and establish an underwriting syndicate is to obtain the services of a Lloyd’s managing agent. Generally, new entrants either solicit the services of a Lloyd’s managing agency, such as Spectrum, or acquire an existing Lloyd’s managing agent. As noted above, the Company initially contracted Spectrum to be the Lloyd’s managing agent for Syndicate 1458, and ultimately made the decision to acquire Spectrum Partners to internalize these services. The total consideration paid by the Company was $24.7 million, which includes $9.0 million of additional compensation amounts as determined in accordance with the terms of the purchase agreement. The additional amounts will be paid in cash and/or equity in accordance with the purchase agreement over four years from the date of acquisition and will be accounted for as compensation costs in operating expenses, separate from the acquisition of the outstanding and issued common shares of Spectrum, as these amounts relate to agreements for the prior owners to continue providing services. In connection with the purchase, the Company recorded $3.1 million of intangible assets and $5.9 million of goodwill in the fourth quarter of 2009. The acquisition of Spectrum Partners expedited the Company’s entrance into the Lloyd’s market. Other factors that added to the value of Spectrum included its Lloyd’s managing agency license, future revenue streams from existing customers, Lloyd’s relationships and workforce. These factors resulted in a purchase price greater than the fair value of the net assets acquired and the recognition of goodwill and intangible assets. The acquisition of the net assets was accounted for using the purchase method in accordance with FASB ASC Topic Business Combinations.

The fair value of the assets and liabilities acquired and allocation of purchase price is summarized as follows:

Purchase price		$15,728

Assets acquired
Cash and cash equivalents	$7,728
Accounts and notes receivable and prepaid expenses	1,522

Tangible assets acquired		9,250

Intangible asset – Lloyd’s managing agency license	1,867
Intangible asset – Customer relationships	1,252

Intangible assets acquired		3,119

Liabilities acquired
Accounts and notes payable	(1,671)
Deferred tax liability	(831)

Liabilities acquired		(2,502)

Excess purchase price – Goodwill		$5,861

Amounts determined to be a separate transaction (1)		$8,964

Total consideration		$24,692

(1)	Represents stock and cash that will be issued to the former owners for certain services in accordance with the purchase agreement. These amounts are payable over a four year period and will be expensed as incurred.

The Lloyd’s managing agency license represents the value of the managing agency license with Lloyd’s and is not subject to amortization, but will be reviewed for indicators of impairment on an annual basis or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable. The Lloyd’s managing agency license is considered to have an indefinite estimated useful life. The customer relationships represent the value of existing revenue streams generated by Spectrum and is estimated to have a useful life of six years. The customers relationships are being amortized over six years. During 2009, the Company recorded $35 thousand of intangible asset amortization related to these intangibles.

The estimated remaining amortization expense for intangible assets is as follows:

2010	$209
2011	209
2012	209
2013	209
2014 and thereafter	381

Total remaining amortization expense	$1,217

Indefinite lived	$1,867

The operating results of Spectrum have been included in the consolidated financial statements from November 2, 2009, the date of acquisition. The impact on the Company’s consolidated statements of operations was not material.

Agro National

On June 2, 2008, the Company acquired substantially all the assets and assumed certain liabilities of Agro National, LLC. Agro National is based in Council Bluffs, Iowa and is a managing general underwriter of crop insurance. Agro National offers high quality risk protection products and services to the agricultural community throughout the U.S. Agro National participates in the U.S. federal government’s Multiple Peril Crop Insurance Program and has been writing business on behalf of Stonington, a wholly owned subsidiary of the Company, since 2004. The base purchase price paid by the Company was $80.5 million, plus additional amounts as determined in accordance with the terms of the asset purchase agreement. The additional amounts, if any, will be paid in cash in 2011 within 30 days after the annual settlement date of the 2010 crop year. The additional amounts are calculated in accordance with the terms of the asset purchase agreement and include a payment of 33% of the cumulative adjusted excess profit for the 2008, 2009 and 2010 crop years. The cumulative adjusted excess profit is based on the profit, if any, in excess of a 20% cumulative return on net retained premium for the 2008, 2009 and 2010 crop years, as further defined in the agreement. In connection with the purchase, the Company recorded $46.3 million of intangible assets and $20.4 million of goodwill in the second quarter of 2008. The additional amounts, if any, as discussed above will be recorded as an increase in goodwill in the period in which the contingency is resolved and the consideration becomes issuable. The acquisition was undertaken to purchase the distribution channel for the Company’s crop insurance business which was previously conducted through a managing general agency contractual relationship with Agro National, LLC. Other factors that added to the value of Agro National, LLC included its agent relationships, systems and technology, brand name and workforce. These factors resulted in a purchase price greater than the fair value of the net assets acquired and the recognition of goodwill and intangible assets. The acquisition of the net assets was accounted for using the purchase method in accordance with FASB ASC Topic Business Combinations.

The fair value of the assets and liabilities acquired and allocation of purchase price is summarized as follows:

Total purchase price		$80,500

Assets acquired
Cash and cash equivalents	$4,867
Accounts and notes receivable	31,241
Property and equipment	378
Software	12,600
Other assets	14

Tangible assets acquired		49,100

Intangible asset – Agent relationships	39,900
Intangible asset – Trade name	3,500
Intangible asset – Covenants not-to-compete	2,900

Intangible assets acquired		46,300

Liabilities acquired
Accounts payable and accrued liabilities	(35,345)

Liabilities acquired		(35,345)

Excess purchase price – Goodwill		$20,445

Agent relationships represent the value of the existing non-contractual relationships Agro National, LLC had with its insurance agents. Agent relationships have a finite estimated useful life of approximately 20 years and are being amortized in proportion to their expected cash flows. The trade name represents the value of the Agro National, LLC brand and is estimated to have a useful life of 25 years. The trade name is being amortized straight line over 25 years. Covenants not-to-compete represent non-compete agreements with key employees of Agro National, LLC. These agreements are being amortized straight line over their contractual life which has a weighted average life of approximately four years. During 2009, the Company recorded $4.5 million of intangible asset amortization related to these intangibles (2008 – $4.2 million).

The estimated remaining amortization expense for the intangible assets is as follows:

2010	$4,349
2011	4,205
2012	3,623
2013	3,045
2014 and thereafter	22,450

Total	$37,672

Operating results of Agro National have been included in the consolidated financial statements from June 2, 2008, the date of acquisition. FASB ASC Topic Business Combinations requires the following selected unaudited pro-forma information be provided to present a summary of the combined results of the Company and Agro National assuming the transaction had been effective January 1, 2008. The results for the year ended

December 31, 2009 include Agro National and are therefore the same as the Company’s consolidated results. The unaudited pro-forma data is for informational purposes only and does not necessarily represent results that would have occurred if the transaction had taken place on the basis assumed above.

Year ended December 31,	2009	2008	2007
		(unaudited)	(unaudited)

Gross premiums written	$1,728,932	$1,736,028	$1,809,637
Net premiums earned	$1,273,816	$1,386,824	$1,424,369
Total revenue	$1,667,852	$1,231,196	$1,665,554
Total expenses	$606,099	$1,137,584	$899,640
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$838,858	$(4,389)	$577,089
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$13.50	$(0.07)	$8.18
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$13.40	$(0.07)	$8.03

The pro-forma net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted for the year ended December 31, 2008 of $(0.07) (2007 – $8.03), compares to actual results of $(0.21) for the year ended December 31, 2008 (2007 – $7.93).

Effective April 1, 2008, the Company purchased substantially all the assets of Claims Management Services, Inc. (“CMS”). CMS was subsequently renamed Glencoe Group Claims Management Inc. (“Glencoe Claims”). Glencoe Claims has a proprietary network of licensed adjusters and offers services on a national basis and was merged into RenRe North America Inc. during 2009. The Company handles claims services solely for its own business and is not currently providing claims services to third parties. The base purchase price paid by the Company was $3.8 million, plus additional amounts as determined in accordance with the terms of the asset purchase agreement. During 2009, the contingent additional amounts were finalized and an additional $1.5 million was paid in accordance with the terms of the asset purchase agreement to the former owner and was expensed as incurred and included in operating expenses. This payment was deemed a separate transaction from the purchase of substantially all the assets of CMS as it related to compensation to the former owner for post-acquisition services. In connection with the purchase, the Company acquired net assets with a fair value of $0.5 million and recorded $3.3 million of goodwill.

NOTE 5.    GOODWILL AND OTHER INTANGIBLE ASSETS

The following table shows an analysis of goodwill and other intangible assets for the years ended December 31, 2008 and 2009:

	Goodwill and other intangibles
	Goodwill	Other intangible assets	Total

Balance as of December 31, 2007	$2,298	$3,939	$6,237
Acquired during the year	23,710	50,910	74,620
Amortization	—	(6,676)	(6,676)
Impairment losses	—	—	—

Balance as of December 31, 2008
Gross amount	26,008	54,849	80,857
Accumulated impairment losses and amortization	—	(6,676)	(6,676)

	26,008	48,173	74,181
Acquired during the year	5,861	3,119	8,980
Amortization	—	(6,473)	(6,473)
Impairment losses	—	—	—

Balance as of December 31, 2009
Gross amount	31,869	57,968	89,837
Accumulated impairment losses and amortization	—	(13,149)	(13,149)

	$31,869	$44,819	$76,688

During 2009, the acquisitions of goodwill and other intangible assets relates to the Company’s acquisition of all the outstanding and issued shares of Spectrum Partners, and in 2008, the majority of the increase in goodwill and other intangible assets relates to the asset acquisitions of Agro National, LLC and CMS as described in “Note 4. Business Combinations”. In addition during 2008, the Company acquired other intangible assets of $4.6 million relating to a small acquisition and the purchase of patents.

The following table shows an analysis of goodwill and other intangible assets included in investments in other ventures, under equity method for the years ended December 31, 2009 and 2008:

	Goodwill and other intangible assets included in investments in other ventures, under equity method
	Goodwill	Other intangible assets	Total

Balance as of December 31, 2007	$—	$—	$—
Acquired during the year	8,477	44,323	52,800
Amortization	—	(2,980)	(2,980)
Impairment losses	—	—	—

Balance as of December 31, 2008
Gross amount	8,477	44,323	52,800
Accumulated impairment losses and amortization	—	(2,980)	(2,980)

	8,477	41,343	49,820
Acquired during the year	—	—	—
Amortization	—	(6,009)	(6,009)
Impairment losses	—	—	—

Balance as of December 31, 2009
Gross amount	8,477	44,323	52,800
Accumulated impairment losses and amortization	—	(8,989)	(8,989)

	$8,477	$35,334	$43,811

The gross carrying value and accumulated amortization by major category of other intangible asset as of December 31, 2009, is shown below:

	Other intangible assets
	Gross carrying value	Accumulated amortization	Total

Customer relationships and customer lists	$79,385	$(14,783)	$64,602
Covenants not-to-compete	5,030	(1,604)	3,426
Patents and intellectual property	4,500	(439)	4,061
Software	3,350	(1,005)	2,345
Trademarks and trade names	4,110	(258)	3,852
Lloyd’s managing agency license	1,867	—	1,867

	$98,242	$(18,089)	$80,153

The useful life of intangible assets with finite lives ranges from 1 to 25 years, with a weighted-average amortization period of 15 years. Expected amortization of the intangible assets, including intangible assets recorded in investments in other ventures, under equity method, is shown below:

	Other intangibles	Other intangible assets included in investments in other ventures, under equity method	Total

2010	$4,964	$5,670	$10,634
2011	4,819	5,161	9,980
2012	4,238	4,653	8,891
2013	3,627	3,979	7,606
2014 and thereafter	25,304	15,871	41,175

Total remaining amortization expense	$42,952	$35,334	$78,286
Indefinite lived	1,867	—	1,867

Total	$44,819	$35,334	$80,153

NOTE 6.    INVESTMENTS

Fixed Maturity Investments Available For Sale

The following table summarizes the amortized cost, fair value and related unrealized gains and losses and other-than-temporary impairments of fixed maturity investments available for sale at December 31, 2009 and 2008:

		Included in Accumulated Other Comprehensive Income
At December 31, 2009	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Non-Credit Other-Than- Temporary Impairments (1)

U.S. treasuries	$599,930	$691	$(2,689)	$597,932	$—
Agencies	164,071	1,627	(121)	165,577	—
Non-U.S. government (Sovereign debt)	171,137	8,706	(557)	179,286	(88)
FDIC guaranteed corporate	850,193	6,175	(380)	855,988	—
Non-U.S. government-backed corporate	248,888	1,557	(1,699)	248,746	—
Corporate	811,304	32,128	(4,556)	838,876	(4,659)
Agency mortgage-backed securities	289,433	4,521	(1,526)	292,428	—
Non-agency mortgage-backed securities	35,071	1,888	(576)	36,383	(2,949)
Commercial mortgage-backed securities	253,713	2,183	(4,424)	251,472	—
Asset-backed securities	89,443	3,598	(532)	92,509	(1,531)

Total fixed maturity investments available for sale	$3,513,183	$63,074	$(17,060)	$3,559,197	$(9,227)

(1)	Represents the non-credit component of other-than-temporary impairments recognized in accumulated other comprehensive income since the adoption of guidance related to the recognition and presentation of other-than-temporary impairments under FASB ASC Topic Financial Instruments – Debt and Equity Securities, during the second quarter of 2009, adjusted for subsequent sales of securities. It does not include the change in fair value subsequent to the impairment measurement date.

		Included in Accumulated Other Comprehensive Income
At December 31, 2008	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. treasuries	$462,489	$4,991	$—	$467,480
Agencies	431,527	16,994	—	448,521
Non-U.S. government (Sovereign debt)	51,904	3,466	—	55,370
FDIC guaranteed corporate	202,064	5,329	—	207,393
Non-U.S. government-backed corporate	2,903	627	—	3,530
Corporate	515,955	22,020	—	537,975
Agency mortgage-backed securities	731,679	25,223	—	756,902
Non-agency mortgage-backed securities	98,104	568	—	98,672
Commercial mortgage-backed securities	254,373	647	—	255,020
Asset-backed securities	165,993	29	—	166,022

Total fixed maturity investments available for sale	$2,916,991	$79,894	$—	$2,996,885

Fixed Maturity Investments Trading

The following table summarizes the fair value of fixed maturity investments trading at December 31, 2009:

At December 31, 2009	Fair Value

U.S. treasuries	$320,225
Non-U.S. government (Sovereign debt)	18,773
Corporate	296,628
Agency mortgage-backed securities	100,969

Total fixed maturity investments trading	$736,595

Net realized and unrealized gains on fixed maturity investments include net unrealized losses on fixed maturity investments, trading of $11.4 million for the year ended December 31, 2009.

Contractual maturities of fixed maturity investments are as follows. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale		Trading		Total Fixed Maturity Investments
At December 31, 2009	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in less than one year	$79,600	$80,992	$2,286	$2,288	$81,886	$83,280
Due after one through five years	2,454,190	2,481,597	392,212	385,800	2,846,402	2,867,397
Due after five through ten years	275,796	284,122	217,414	214,260	493,210	498,382
Due after ten years	35,938	39,695	33,665	33,277	69,603	72,972
Mortgage-backed securities	578,216	580,282	102,406	100,970	680,622	681,252
Asset-backed securities	89,443	92,509	—	—	89,443	92,509

Total	$3,513,183	$3,559,197	$747,983	$736,595	$4,261,166	$4,295,792

Net Investment Income

The components of net investment income are as follows:

Year ended December 31,	2009	2008	2007

Fixed maturity investments	$160,550	$201,220	$176,785
Short term investments	9,924	48,437	118,483
Other investments
Hedge funds and private equity investments	18,279	(101,779)	87,985
Other	145,367	(117,867)	17,469
Cash and cash equivalents	855	7,452	11,026

	334,975	37,463	411,748
Investment expenses	(10,994)	(13,232)	(9,285)

Net investment income	$323,981	$24,231	$402,463

Net realized gains on the sale of investments are determined on the basis of the first in first out cost method and for fixed maturity investments available for sale include adjustments to the cost basis of investments for declines in value that are considered to be other-than-temporary. During the fourth quarter of 2009, the Company started designating upon acquisition, certain fixed maturity investments as trading. As a result, unrealized gains (losses) on fixed maturity investments designated as trading, are recorded in net realized and unrealized gains (losses) on the Company’s consolidated statement of operations. Unrealized gains (losses) on the Company’s fixed maturity investments available for sale, are recorded in accumulated other comprehensive income on the Company’s consolidated balance sheet. The Company’s net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments are as follows:

Year ended December 31,	2009	2008	2007

Gross realized gains	$143,733	$99,634	$35,923
Gross realized losses	(39,183)	(88,934)	(9,117)

Net realized gains on fixed maturity investments	104,550	10,700	26,806
Net unrealized losses on fixed maturity investments, trading	(11,388)	—	—

Net realized and unrealized gains on fixed maturity investments	$93,162	$10,700	$26,806

Total other-than-temporary impairments	(26,999)	(217,014)	(25,513)
Portion recognized in other comprehensive income, before taxes	4,518	—	—

Net other-than-temporary impairments	$(22,481)	$(217,014)	$(25,513)

The following table provides an analysis of the length of time the Company’s fixed maturity investments available for sale in an unrealized loss have been in a continual unrealized loss position. Prior to the adoption of guidance related to the recognition and presentation of other-then-temporary impairments, which became effective for the Company on April 1, 2009, the Company had essentially no fixed maturity investments available for sale in an unrealized loss position:

	Less than 12 Months		12 Months or Greater		Total
At December 31, 2009	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. treasuries	$551,203	$(2,689)	$—	$—	$551,203	$(2,689)
Agencies	75,537	(121)	—	—	75,537	(121)
Non-U.S. government (Sovereign debt)	39,119	(540)	209	(17)	39,328	(557)
FDIC guaranteed corporate	156,989	(380)	—	—	156,989	(380)
Non-U.S. government-backed corporate	106,971	(1,699)	—	—	106,971	(1,699)
Corporate	253,828	(4,069)	7,893	(487)	261,721	(4,556)
Agency mortgage-backed securities	156,288	(1,348)	3,818	(178)	160,106	(1,526)
Non-agency mortgage-backed securities	2,558	(54)	9,120	(522)	11,678	(576)
Commercial mortgage-backed securities	77,796	(1,089)	32,184	(3,335)	109,980	(4,424)
Asset-backed securities	4,605	(18)	14,407	(514)	19,012	(532)

Total	$1,424,894	$(12,007)	$67,631	$(5,053)	$1,492,525	$(17,060)

At December 31, 2009, the Company held 108 fixed maturity investments available for sale securities that were in an unrealized loss position and does not intend to sell these securities and it is not more likely than not that the Company will be required to sell these securities before the anticipated recovery of the remaining amortized cost basis. The Company performed reviews of its investments for the year ended December 31, 2009 and 2008, respectively, in order to determine whether declines in the fair value below the amortized cost basis of its fixed maturity investments available for sale were considered other-than-temporary in accordance with the applicable guidance, as discussed below.

At December 31, 2009, $431.2 million of cash and investments at fair value were on deposit with, or in trust accounts for the benefit of various counterparties, including $62.1 million on deposit, or in trust accounts for the benefit of U.S. state regulatory authorities.

Under the terms of certain reinsurance contracts, certain of the Company’s subsidiaries and joint ventures may be required to provide letters of credit to reinsureds in respect of reported claims and/or unearned premiums. To support the Company’s letters of credit, participating operating subsidiaries and joint ventures have pledged shares of Renaissance Investment Holdings Ltd. (“RIHL”) and other securities owned by them as collateral. At December 31, 2009, the Company had pledged RIHL shares and other securities in the amount of $1.1 billion to support its letters of credit.

Other-Than-Temporary Impairment Process Prior to April 1, 2009

Under the pre-existing guidance, which was in effect for 2007, 2008 and the three months ended March 31, 2009, the Company assessed, on a quarterly basis, whether declines in the fair value of its fixed maturity investments available for sale represented impairments that were other-than-temporary based on several factors. The factors the Company considered in the assessment of a security included: (i) the time period during which there had been a significant decline below cost; (ii) the extent of the decline below cost; (iii) the Company’s intent and ability to hold the security; (iv) the potential for the security to recover in value; (v) an analysis of the financial condition of the issuer; and (vi) an analysis of the collateral structure and credit support of the security, if applicable. Where the Company determined that there was an other-than-temporary decline in the fair value of the security, the cost of the security was written down to its fair value and the unrealized loss at the time of determination was reflected in the Company’s consolidated statements of operations.

The majority of the Company’s fixed maturity investments available for sale are managed by external investment managers in accordance with specific investment mandates and guidelines. The investment managers are directed to manage the Company’s investments to maximize total investment return in accordance with these investment mandates and guidelines. While the Company has adequate capital and liquidity to support its operations and to hold its fixed maturity investments available for sale which were in an unrealized loss position until they recover in value, the Company has not prohibited or restricted its investment managers from selling these investments and its investment managers actively traded the Company’s investments. The Company was therefore unable to represent or certify that it had the intent or ability to hold these investments until they recovered in value. As a consequence, under the pre-existing guidance, the Company impaired essentially all of its fixed maturity investments available for sale that were in an unrealized loss position at each quarterly reporting date. For the three months ended March 31, 2009, and the years ended December 31, 2008 and 2007, respectively, the Company recorded other-than-temporary impairments of $19.0 million, $217.0 million and $25.5 million, respectively. As of each of March 31, 2009, December 31, 2008 and December 31, 2007, respectively, the Company had essentially no fixed maturity investments available for sale in an unrealized loss position.

Other-Than-Temporary Impairment Process Effective April 1, 2009

Pursuant to the guidance effective April 1, 2009, the Company revised its quarterly process for assessing whether declines in the fair value of its fixed maturity investments available for sale represent impairments that are other-than-temporary. The process now includes reviewing each fixed maturity investment available for sale that is impaired and determining: (i) if the Company has the intent to sell the debt security or (ii) if it is more likely than not that the Company will be required to sell the debt security before its anticipated recovery; and (iii) assessing whether a credit loss exists, that is, where the Company expects that the present value of the cash flows expected to be collected from the security are less than the amortized cost basis of the security.

In assessing the Company’s intent to sell securities, the Company’s procedures may include actions such as discussing planned sales with its third party investment managers, reviewing sales that have occurred shortly after the balance sheet date, and consideration of other qualitative factors that may be indicative of the Company’s intent to sell or hold the relevant securities. For the year ended December 31, 2009, the Company recognized $1.3 million, of other-than-temporary impairments due to the Company’s intent to sell these securities as of December 31, 2009.

In assessing whether it is more likely than not that the Company will be required to sell a security before its anticipated recovery, the Company considers various factors including its future cash flow forecasts and requirements, legal and regulatory requirements, the level of its cash, cash equivalents, short term investments, fixed maturity investments trading and fixed maturity investments available for sale in an unrealized gain position, and other relevant factors. For the year ended December 31, 2009, the Company recognized $nil of other-than-temporary impairments due to required sales.

In evaluating credit losses, the Company considers a variety of factors in the assessment of a security including: (i) the time period during which there has been a significant decline below cost; (ii) the extent of the decline below cost and par; (iii) the potential for the security to recover in value; (iv) an analysis of the financial condition of the issuer; (v) the rating of the issuer; (vi) the implied rating of the issuer based on an analysis of option adjusted spreads; (vii) the absolute level of the option adjusted spread for the issuer; and (viii) an analysis of the collateral structure and credit support of the security, if applicable.

Once the Company determines that it is possible that a credit loss may exist for a security, the Company performs a detailed review of the cash flows expected to be collected from the issuer. The Company estimates expected cash flows by applying estimated default probabilities and recovery rates to the contractual cash flows of the issuer, with such default and recovery rates reflecting long-term historical averages adjusted to reflect current credit, economic and market conditions, giving due consideration to collateral and credit support, if applicable, and discounting the expected cash flows at the purchase yield on the security. In instances in which a determination is made that an impairment exists but the Company does not intend to sell the security and it is not more likely than not that the Company will be required to sell the security before the anticipated recovery of its remaining amortized cost basis, the impairment is separated into: (i) the amount of the total other-than-temporary impairment related to the credit loss; and (ii) the amount of the total other-than-temporary impairment related to all other factors. The amount of the other-than-temporary impairment related to the credit loss is recognized in earnings. The amount of the other-than-temporary impairment related to all other factors is recognized in other comprehensive income. For the year ended December 31, 2009, the Company recognized $21.2 million, respectively, of credit related other-than-temporary impairments which were recognized in earnings and $4.5 million, respectively, related to other factors which were recognized in other comprehensive income.

The following table provides a rollforward of the amount of other-than-temporary impairments related to credit losses recognized in earnings for which a portion of an other-than-temporary impairment was recognized in accumulated other comprehensive income for the year ended December 31, 2009:

Nine months ended December 31, 2009 (1)

Balance – April 1, 2009	$10,620
Additions:
Amount related to credit loss for which an other-than-temporary impairment was not previously recognized	3
Amount related to credit loss for which an other-than-temporary impairment was previously recognized	1,779
Reductions:
Securities sold during the period	(2,415)
Securities for which the amount previously recognized in other comprehensive income was recognized in earnings, because the Company intends to sell the security or is more likely than not the Company will be required to sell the security	—
Increases in cash flows expected to be collected that are recognized over the remaining life of the security	—

Balance – December 31, 2009	$9,987

(1)	Table is for the nine months ended December 31, 2009, rather than the year ended December 31, 2009, as updated guidance related to the recognition and presentation of other- than-temporary impairments under FASB ASC Topic Financial Instruments – Debt and Equity Securities, became effective April 1, 2009 for the Company.

Other Investments

The table below shows the Company’s portfolio of other investments:

At December 31,	2009	2008

Private equity partnerships	$286,108	$258,901
Senior secured bank loan funds	245,701	215,870
Catastrophe bonds	160,051	93,085
Non-U.S. fixed income funds	75,891	81,719
Hedge funds	54,163	105,838
Miscellaneous other investments	36,112	18,062

Total other investments	$858,026	$773,475

Interest income, income distributions and realized and unrealized gains and losses on other investments are included in net investment income and totaled $163.6 million (2008 – loss of $219.6 million, 2007 – income of $105.5 million) of which $88.5 million was related to net unrealized gains (2008 – net unrealized loss of $259.4 million, 2007 – net unrealized gains of $47.3 million).

As of December 31, 2009, the Company has committed capital to private equity partnerships and other entities of $650.7 million, of which $424.2 million has been contributed.

Measuring the Fair Value of Other Investments Using Net Asset Valuations

The table below shows the Company’s portfolio of other investments measured using net asset valuations:

At December 31, 2009	Fair Value	Unfunded Commitments	Redemption Frequency	Redemption Notice Period

Private equity partnerships	$286,108	$182,493	See below	See below
Senior secured bank loan funds	245,701	—	See below	See below
Non-U.S. fixed income funds	75,891	—	Monthly, bi-monthly	5 – 20 days
Hedge funds	54,163	—	Annually, bi-annually	45 – 90 days

Total other investments measured using net asset valuations	$661,863	$182,493

Private equity partnerships – Included in the Company’s investments in private equity partnerships are alternative asset limited partnerships that invest in certain private equity asset classes including U.S. and global leveraged buyouts; mezzanine investments; distressed securities; real estate; oil, gas and power; and secondaries. The fair values of the investments in this category have been estimated using the net asset value per share of the investments. The Company generally has no right to redeem its interest in any of these private equity partnerships in advance of dissolution of the applicable partnership. Instead, the nature of these investments is that distributions are received by the Company in connection with the liquidation of the underlying assets of the applicable limited partnership. If these investments were held, it is estimated that the majority of the underlying assets of the limited partnerships would liquidate over 7 to 10 years.

Senior secured bank loan funds – The Company’s investment in senior secured bank loan funds includes funds that invest primarily in bank loans and other senior debt instruments. The fair values of the investments in this category have been estimated using the net asset value per share of the funds. Investments of $147.1 million are redeemable, in whole or in part, on a monthly basis. Currently, the Company generally has no right to redeem its remaining $98.6 million investment in bank loan funds in advance of dissolution of the applicable funds. Instead, the nature of these investments is that distributions are received by the Company in connection with the liquidation of the underlying assets of the applicable fund. If these investments were held, it is estimated that the majority of the underlying assets of the funds would liquidate over 6 to 8 years. It is the Company’s understanding that the management of the senior secured bank loan funds which currently cannot generally be redeemed is planning to restructure these investments during 2010, in such a way that the Company may have the option to transfer its investment to a fund structure which the Company would liquidate in the near term, although the Company cannot assure you this restructuring will be consummated.

Non-U.S. fixed income funds – The Company’s non-U.S. fixed income funds invest primarily in European high yield bonds, non-U.S. convertible securities and high income convertible securities. The fair values of the investments in this category have been estimated using the net asset value per share of the investments. Investments of $45.2 million are redeemable, in whole or in part, on a bi-monthly basis. The remaining $30.7 million can generally only be redeemed by the Company at a rate of 10% per month. These investments may permit redemptions which exceed this amount, but they are not obliged to do so.

Hedge funds – The Company invests in hedge funds that pursue multiple strategies without limiting itself to a pre-defined strategy or set of strategies. The strategies employed include, among others, the following: fundamentally driven long/short; event oriented; credit, distressed credit and structured credit investments and arbitrage; capital structure arbitrage; and private investments. The fair values of the investments in this category have been estimated using the net asset value per share of the investments. Included in the Company’s hedge fund investments is $10.7 million of side pocket investments which are not redeemable at the option of the shareholder. As to each investment in a hedge fund that includes side pocket investments, if the investment is otherwise fully redeemed, the Company will still retain its interest in the side pocket investments until the underlying investments attributable to such side pockets are liquidated, realized or deemed realized at the discretion of the fund manager.

Investments in Other Ventures, under Equity Method

The table below shows the Company’s portfolio of investments in other ventures, under equity method:

Year ended December 31,	2009			2008
	Investment	Ownership %	Carrying Value	Investment	Ownership %	Carrying Value

Tower Hill Companies	$50,000	25.0%	$41,544	$50,000	25.0%	$47,699
Top Layer Re	13,125	50.0%	26,329	13,125	50.0%	25,367
Tower Hill	10,000	28.6%	14,437	10,000	28.6%	15,227
Other	12,040	n/a	14,977	12,040	n/a	11,586

Total investments in other ventures, under equity method	$85,165		$97,287	$85,165		$99,879

On July 1, 2008, the Company invested $50.0 million in the Tower Hill Companies representing a 25.0% equity ownership. Included in the purchase price was $40.0 million of other intangibles and $7.8 million of goodwill, which, in accordance with generally accepted accounting principles, are recorded as “Investments in other ventures, under equity method” rather than “Goodwill and other intangibles” on the Company’s consolidated balance sheet.

The Company originally invested $13.1 million and $10.0 million in Top Layer Re and Tower Hill, respectively, representing a 50.0% and 28.6% ownership, respectively. In May 2007, the Company invested $10.0 million in Starbound II, which represented a 9.8% equity ownership interest in Starbound II, and in December 2007 the Company invested an additional $9.2 million in Starbound II which increased the Company’s investment and ownership percentage to $19.2 million and 17.1%, respectively. Effective July 31, 2008, Starbound II repurchased the outstanding shares of its investors at book value; as a result, the Company now owns 100% of Starbound II and consequently, Starbound II became a consolidated entity effective August 1, 2008.

The Company’s share of the equity in earnings of Tower Hill and the Tower Hill Companies are reported one quarter in arrears.

Investments in other ventures, under equity method, also includes the Company’s investment in ChannelRe Holdings Ltd. (“ChannelRe”) of $nil (2008 – $nil). During 2007, ChannelRe, suffered a significant net loss which reduced ChannelRe’s GAAP shareholders’ equity below $nil. The net loss was driven by unrealized mark-to-market losses related to financial guaranty contracts accounted for as derivatives under GAAP. As a result, the Company reduced its carried value in ChannelRe to $nil which negatively impacted the Company’s net income by $151.8 million in 2007. As a result of reducing the Company’s carried value in ChannelRe to $nil, combined with the fact that the Company has no further contractual obligations to provide capital or other support to ChannelRe, the Company believes it currently has no further negative economic exposure to ChannelRe. Since ChannelRe remained in a negative shareholders’ equity position during 2008 and 2009, the Company’s investment in ChannelRe continues to be carried at $nil.

The table below shows the Company’s equity in earnings (losses) of other ventures, under equity method:

Year ended December 31,	2009	2008	2007

Top Layer Re	$12,619	$11,377	$14,949
Tower Hill and the Tower Hill Companies	(2,083)	545	3,432
ChannelRe	—	—	(151,751)
Other	440	1,681	4,761

Total equity in earnings (losses) of other ventures	$10,976	$13,603	$(128,609)

Excluding ChannelRe, for which the Company’s original investment of $119.7 million exceeds the carrying value of $nil at December 31, 2009, undistributed earnings in the Company’s investments in other ventures, under equity method were $18.3 million at December 31, 2009 (2008 – $17.6 million). During 2009, the Company received $16.4 million of dividends from its investments in other ventures, under equity method (2008 – $17.2 million, 2007 – $12.8 million).

The equity in earnings (losses) of ChannelRe, Tower Hill and the Tower Hill Companies are reported one quarter in arrears, except that the Company’s 2007 results reflect the estimated fourth quarter charge from ChannelRe as it relates to unrealized mark-to-market losses in ChannelRe’s portfolio of financial guaranty contracts accounted for as derivatives under GAAP.

Refer to “Note 26. Summarized Financial Information of ChannelRe Holdings Ltd.”, for more information on ChannelRe.

NOTE 7.    FAIR VALUE MEASUREMENTS

The use of fair value to measure certain assets and liabilities with resulting unrealized gains or losses is pervasive within the Company’s financial statements, and is a critical accounting policy and estimate for the Company. Fair value is defined under accounting guidance currently applicable to the Company to be the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between open market participants at the measurement date. The Company recognizes the change in unrealized gains and losses arising from changes in fair value in its consolidated statements of operations, with the exception of changes in unrealized gains and losses on its fixed maturity investments available for sale, which are recognized as a component of accumulated other comprehensive income in shareholders’ equity.

FASB ASC Topic Fair Value Measurements and Disclosures prescribes a fair value hierarchy that prioritizes the inputs to the respective valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•

Fair values determined by Level 1 inputs utilize unadjusted quoted prices obtained from active markets for identical assets or liabilities for which the Company has access. The fair value is determined by multiplying the quoted price by the quantity held by the Company;

•

Fair values determined by Level 2 inputs utilize inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals, broker quotes and certain pricing indices; and

•

Level 3 inputs are based on unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability. In these cases, significant management assumptions can be used to establish management’s best estimate of the assumptions used by other market participants in determining the fair value of the asset or liability.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement of the asset or liability. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and the Company considers factors specific to the asset or liability.

In order to determine if a market is active or inactive for a security, the Company considers a number of factors, including, but not limited to, the spread between what a seller is asking for a security and what a buyer is bidding for the same security, the volume of trading activity for the security in question, the price of the security compared to its par value (for fixed maturity investments), and other factors that may be indicative of market activity.

There have been no material changes in the Company’s valuation techniques in the period represented by these consolidated financial statements.

Below is a summary of the assets and liabilities that are measured at fair value on a recurring basis and also represents the carrying amount on the Company’s consolidated balance sheet:

At December 31, 2009	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Fixed maturity investments	$4,295,792	$918,157	$3,377,635	$—
Short term investments	1,002,306	—	1,002,306	—
Other investments	858,026	—	464,113	393,913
Other secured assets	27,730	—	27,730	—
Other assets and liabilities (1)	37,947	1,030	33,350	3,567

	$6,221,801	$919,187	$4,905,134	$397,480

(1)	Other assets of $4.1 million, $34.9 million and $39.1 million are included in Level 1, Level 2 and Level 3, respectively. Other liabilities of $3.1 million, $1.5 million and $35.5 million are included in Level 1, Level 2 and Level 3, respectively.

Fixed maturity investments included in Level 1 consist of the Company’s investments in U.S. treasuries. Fixed maturity investments included in Level 2 are U.S. agencies, non-U.S. government, corporate, FDIC guaranteed corporate, non-U.S. government-backed corporate, agency mortgage-backed, mortgage-backed and asset-backed fixed maturity investments.

The Company’s fixed maturity investments portfolios are priced using broker quotations and pricing services, such as index providers and pricing vendors. The pricing vendors provide pricing for a high volume of liquid securities that are actively traded. For securities that do not trade on an exchange, the pricing services generally utilize market data and other observable inputs in matrix pricing models to determine prices. Prices are generally verified using third party data. Prices obtained from broker quotations are considered non-binding, however they are based on observable inputs and by observing secondary trading of similar securities obtained from active, non-distressed markets. The Company considers these Level 2 inputs as they are corroborated with other externally obtained information.

Short term investments are considered Level 2 and fair values are generally determined using amortized cost which approximates fair value and, in certain cases, in a manner similar to the Company’s fixed maturity investments noted above.

The Company’s other investments currently include investments in hedge funds, catastrophe bonds, a non-U.S. dollar fixed income fund and a bank loan fund for which the Company can redeem a portion of its investment on a monthly basis, all of which are included in Level 2. Fair value estimates for the majority of the Company’s other investments included in Level 2 are derived using net asset valuations provided by third parties such as the relevant investment manager or administrator, recent financial information issued by the applicable investee entity or available market data to estimate fair value. In addition, the Company’s other investments currently include investments in private equity partnership investments and another bank loan fund, for which the Company’s investments are subject to lock-up provisions for the multi-year term of these fund investments, and as such these investments are included in Level 3. In certain cases, management’s judgment may also be required to estimate fair value. The fair value of private equity partnership investments is based on net asset values obtained from the investment manager or general partner of the respective entity. The type of underlying investments held by the investee which form the basis of the net asset valuation include assets such as private business ventures, for which the Company does not have access to, and as a result, is unable to corroborate the fair value measurement and therefore requires significant management judgment to determine the underlying value of the private equity partnership and accordingly the fair value of the Company’s investment in each private equity partnership is considered Level 3. The Company also considers factors such as recent financial information, the value of capital transactions with the partnership and management’s judgment regarding whether any adjustments should be made to the net asset value. The Company regularly reviews the performance of its private equity partnerships directly with the fund managers. The Company’s investment in the bank loan fund which is subject to a multi-year lock up provision is valued using monthly net asset valuations received from the investment manager. The underlying investments in this bank loan fund are relatively liquid and prices can be obtained on a daily basis. However, the lock up provisions in this fund result in a lack of current observable market transactions between the fund participants and the fund, and therefore, the Company considers the fair value of its investment in this fund to be determined using Level 3 inputs.

Below is a reconciliation of the beginning and ending balances, for the periods shown, of assets and liabilities measured at fair value on a recurring basis using Level 3 inputs. Interest and dividend income are included in net investment income and are excluded from the reconciliation.

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Other investments (1)	Other assets and (liabilities) (2)	Total

Balance – January 1	$382,080	$(42,512)	$339,568
Total unrealized (losses) gains
Included in net investment income	(10,356)	—	(10,356)
Included in other income (loss)	—	25,716	25,716
Total realized losses
Included in net investment income	—	—	—
Included in other income (loss)	—	(18,123)	(18,123)
Total foreign exchange gains (losses)	312	(54)	258
Net purchases, issuances, and settlements	21,877	38,540	60,417
Net transfers in and/or out of Level 3	—	—	—

Balance – December 31	$393,913	$3,567	$397,480

(1)	Other investments primarily include investments in private equity partnerships and a senior secured bank loan fund.

(2)	Balance at December 31, 2009 includes $39.1 million of other assets and $35.5 million of other liabilities.

The Fair Value Option for Financial Assets and Financial Liabilities

The Company has elected to account for certain assets and liabilities at fair value under FASB ASC Topic Financial Instruments. These assets and liabilities were previously accounted for under applicable GAAP that resulted in a carrying value that approximated fair value, and as such, there were no material changes to the reported value of these assets and liabilities upon adoption of the fair value option. The Company has elected to use the guidance under FASB ASC Topic Financial Instruments, as it represents the most current authoritative GAAP. Below is a summary of the balances the Company has elected to account for at fair value:

At December 31,	2009	2008

Other investments	$858,026	$773,475
Other secured assets	27,730	76,424
Other assets and (liabilities) (1)	$9,102	$(11,209)

(1)	Balance at December 31, 2009 includes $22.6 million of other assets and $13.5 million of other liabilities. Balance at December 31, 2008 includes $2.8 million of other assets and $14.0 million of other liabilities.

Included in net investment income for the year ended December 31, 2009 is $88.5 million of net unrealized gains related to the changes in fair value of other investments. Net unrealized gains and losses related to the changes in the fair value of other secured assets and other assets and liabilities recorded in other income was a gain $1.4 million and a loss of $2.3 million, respectively, for the year ended December 31, 2009.

Reinsurance Contracts Accounted for at Fair Value

The Company assumes and cedes certain reinsurance contracts that are accounted for at fair value under the fair value election option. The fair value of these contracts is obtained through the use of internal valuation models. These contracts are recorded on the Company’s balance sheet in other assets and other liabilities and totaled $2.2 million and $nil, respectively (2008 – $2.8 million and $nil, respectively). During 2009, the Company recorded losses of $31.9 million (2008 – $9.3 million, 2007 – $36.8 million) which are included in other income (loss) and represent changes in the fair value of these contracts.

Insurance Contracts Accounted for at Fair Value

The Company assumes certain insurance contracts that are accounted for at fair value under the fair value election option. The fair value of these contracts is obtained through the use of internal valuation models. These contracts are recorded on the Company’s balance sheet in other liabilities and totaled $13.5 million at December 31, 2009 (2008 – $14.0 million). During 2009, the Company recorded unrealized gains of $1.2 million (2008 – $1.5 million, 2007 – $2.6 million), and realized losses of $3.3 million (2008 – $nil) which are included in other income (loss) and represent changes in the fair value and realized losses of these contracts.

Weather and Energy Transactions Accounted for at Fair Value

From time to time, the Company enters into certain weather and energy insurance type contracts through its trading activities that it has elected to account for at fair value under the fair value election option. These contracts are recorded on the Company’s balance sheet in other assets and totaled $0.5 million at December 31, 2009 (2008 – $nil). During 2009, the Company recorded unrealized losses of $2.8 million, which are included in other income (loss) and represent changes in the fair value of these contracts (2008 – $nil, 2007 – $nil).

NOTE 8.    CEDED REINSURANCE

The Company purchases reinsurance and other protection to manage its risk portfolio and to reduce its exposure to large losses. The Company currently has in place contracts that provide for recovery from reinsurers of a portion of certain claims and claim expenses, generally in excess of various retentions or on a proportional basis. In addition to loss recoveries, certain of the Company’s ceded reinsurance contracts provide for recoveries of additional premiums, reinstatement premiums and for lost no-claims bonuses, which are incurred when losses are ceded to other reinsurance contracts. The Company remains liable to the extent that any reinsurance company fails to meet its obligations.

The effect of reinsurance and retrocessional activity on premiums written and earned and on net claims and claim expenses incurred for the years ended December 31, 2009, 2008 and 2007 was as follows:

Year ended December 31,	2009	2008	2007

Premiums written
Direct	$490,670	$489,866	$416,642
Assumed	1,238,262	1,246,162	1,392,995
Ceded	(522,535)	(382,408)	(374,302)

Net premiums written	$1,206,397	$1,353,620	$1,435,335

Premiums earned
Direct	$515,069	$487,223	$453,729
Assumed	1,277,449	1,301,906	1,370,997
Ceded	(518,702)	(402,305)	(400,357)

Net premiums earned	$1,273,816	$1,386,824	$1,424,369

Claims and claim expenses
Gross claims and claim expenses incurred	$284,150	$928,263	$563,758
Claims and claim expenses recovered	(86,863)	(167,774)	(84,484)

Net claims and claim expenses incurred	$197,287	$760,489	$479,274

The reinsurers with the three largest balances accounted for 40.1%, 12.7% and 10.7%, respectively, of the Company’s losses recoverable balance at December 31, 2009 (2008 – 26.6%, 18.2% and 8.1%, respectively). At December 31, 2009, the Company had a $7.6 million valuation allowance against losses recoverable (2008 – $8.7 million). The three largest company-specific components of the valuation allowance represented 29.8%, 26.3% and 12.3%, respectively, of the Company’s total valuation allowance at December 31, 2009 (2008 – 40.5%, 23.0% and 9.6%, respectively).

NOTE 9.    OTHER SECURED ASSETS AND OTHER SECURED LIABILITIES

Other secured assets and other secured liabilities represent contractual rights and obligations under a purchase agreement, contingent purchase agreement and credit derivatives agreement (collectively, the “Agreements”)

with a major bank to sell certain securities within the Company’s catastrophe-linked securities portfolio (“Cat-Linked Securities”). Under the terms of the Agreements, the Company originally sold its ownership interest in Cat-Linked Securities with a par amount of $88.9 million to the bank for $88.9 million during 2007. In 2008, the Company sold additional Cat-Linked Securities with a par amount of $17.5 million to the bank for $17.5 million. During 2009, Cat-Linked Securities with a par amount of $49.9 million matured (2008 – $29.0 million). Agreements allow the Company to repurchase these securities at par and obligate the Company to repurchase the securities under certain circumstances including catastrophe triggering events and events of default. As a result of this transaction, the Company is receiving the spread over LIBOR on the remaining $27.5 million of Cat-Linked Securities, less a financing fee.

The Company accounted for the sale of the Cat-Linked Securities under the Agreements as a secured borrowing with a pledge of collateral under the provisions of FASB ASC Topic Transfers and Servicing, and accordingly recognized no gain or loss upon the transaction date. The credit derivatives agreement is accounted for at fair value with changes in fair value recognized in other income. As a result of the Agreements, the Company reclassified its previously recorded Cat-Linked Securities, recognized an other secured asset which totaled $27.7 million at December 31, 2009, representing the fair value of the pledged collateral and credit derivatives agreement, and recognized a $27.5 million liability, representing its obligation to repurchase the Cat-Linked Securities at par. The Company recognized $3.9 million (2008 – $2.2 million) of other income in its consolidated statements of operations in 2009 from this transaction, representing the spread over LIBOR less the financing fee on the Cat-Linked Securities for the year ended December 31, 2009, inclusive of the change in the fair value of the credit derivatives agreement.

Under the terms of the Agreements, the Company may sell other catastrophe-linked securities.

NOTE 10.    RESERVE FOR CLAIMS AND CLAIM EXPENSES

The Company uses statistical and actuarial methods to estimate ultimate expected claims and claim expenses. The period of time from the reporting of a loss to the Company and the settlement of the Company’s liability may be many years. During this period, additional facts and trends will be revealed. As these factors become apparent, case reserves will be adjusted, sometimes requiring an increase or decrease in the overall reserves of the Company, and at other times requiring a reallocation of incurred but not reported (“IBNR”) reserves to specific case reserves or additional case reserves. These estimates are reviewed regularly, and such adjustments, if any, are reflected in the results of operations in the period in which they become known and are accounted for as changes in estimates. Adjustments to the Company’s claims and claim expense reserves can impact current year net income by increasing net income if the estimates of prior year claims and claim expense reserves prove to be overstated or by decreasing net income if the estimates of prior year claims and claim expense reserves prove to be insufficient.

The Company’s estimates of claims and claim expenses are also based in part upon the estimation of claims resulting from natural and man-made disasters such as hurricanes, earthquakes, tsunamis, winter storms, terrorist attacks and other catastrophic events. Estimation by the Company of claims resulting from catastrophic events is inherently difficult because of the potential severity of property catastrophe claims. Additionally, the Company has recently increased its Individual Risk and specialty reinsurance business but does not have the benefit of a significant amount of its own historical experience in certain of these lines. Therefore, the Company uses both proprietary and commercially available models, as well as historical (re)insurance industry claims experience, for purposes of evaluating future trends and providing an estimate of ultimate claims costs.

Activity in the liability for unpaid claims and claim expenses is summarized as follows:

Year ended December 31,	2009	2008	2007

Net reserves as of January 1	$1,861,078	$1,845,221	$1,796,301

Net incurred related to:
Current year	441,786	995,316	712,424
Prior years	(244,499)	(234,827)	(233,150)

Total net incurred	197,287	760,489	479,274

Net paid related to:
Current year	177,797	346,845	125,816
Prior years	372,803	397,787	304,538

Total net paid	550,600	744,632	430,354

Total net reserves as of December 31	1,507,765	1,861,078	1,845,221
Losses recoverable as of December 31	194,241	299,534	183,275

Total gross reserves as of December 31	$1,702,006	$2,160,612	$2,028,496

For the year ended December 31, 2009, the prior year favorable development of $244.5 million included favorable development of $249.5 million attributable to the Company’s Reinsurance segment and adverse development of $5.0 million attributable to the Company’s Individual Risk segment. Within the Company’s Reinsurance segment, the Company’s property catastrophe reinsurance unit experienced $184.4 million of favorable development on prior years’ claims and claim expense reserves and its specialty reinsurance unit experienced $65.1 million of favorable development on prior years’ claims and claim expense reserves.

The favorable development within the Company’s property catastrophe reinsurance unit of $184.4 million in 2009 was principally attributable to a reduction in ultimate net losses associated with the 2008 hurricanes, Gustav and Ike ($44.7 million); the 2005 hurricanes, Katrina, Rita and Wilma ($25.5 million); the 2007 European windstorm Kyrill ($16.7 million); the 2007 California wildfires ($14.1 million); the 2007 flooding in the U.K. ($14.6 million); and the 2004 hurricanes, Charley, Frances, Ivan and Jeanne ($11.3 million), due to better than expected reported claims activity, and with respect of the 2004 and 2005 hurricanes, the adoption of a new actuarial technique using reported loss development factors to estimate the ultimate losses for these events. The remaining favorable development within the Company’s property catastrophe reinsurance unit was due to a reduction of ultimate net losses on a variety of smaller catastrophes such as hail storms, winter freezes, floods, fires, tornadoes which occurred during the 2006 through 2008 accident years.

The favorable development within the Company’s specialty reinsurance unit of $65.1 million in 2009 was principally attributable to lower than expected claims emergence on the 2005 through 2008 underwriting years of $87.6 million, which was driven by the application of the Company’s formulaic actuarial reserving methodology for this business with the reductions being due to actual paid and reported loss activity being more favorable to date than what was originally anticipated when setting the initial IBNR reserves, $10.0 million due to a reduction on one claim on a contract related to the 2005 hurricanes, and partially offset by a $32.5 million increase in the Company’s estimated ultimate net losses on the 2008 Madoff matter.

The adverse development within the Company’s Individual Risk segment of $5.0 million in 2009 was principally driven by $26.9 million of adverse development in the Company’s crop insurance business primarily due to an increase in the severity of reported loss activity in 2009 on the 2008 crop year. This more than offset a $2.4 million reduction in ultimate net losses on the 2004 and 2005 hurricanes principally due to the adoption of a new actuarial technique using reported loss development factors to estimate the ultimate losses for these events, $2.1 million of favorable development due to changes in actuarial assumptions and $17.4 million of favorable development principally driven by the application of the Company’s formulaic actuarial reserving methodology for this business with the reductions being due to actual paid and reported loss activity being more favorable to date than what was originally anticipated when setting the initial IBNR reserves.

For the year ended December 31, 2008, the prior year favorable development of $234.8 million included $188.1 million attributable to the Company’s Reinsurance segment and $46.7 million attributable to the Company’s Individual Risk segment. Within the Company’s Reinsurance segment, the catastrophe reinsurance unit experienced $131.6 million of favorable development on prior years’ estimated ultimate claim reserves, principally as a result of a comprehensive review of the Company’s expected ultimate net losses associated with the 2005 hurricanes, Katrina, Rita and Wilma. The Company’s specialty reinsurance unit, within the Reinsurance segment, and its Individual Risk segment experienced $56.5 million and $46.7 million, respectively, of favorable development in 2008. The favorable development within the specialty reinsurance unit and Individual Risk segment was principally driven by the application of formulaic actuarial reserving methodology for these books of business with the reductions being due to actual paid and reported loss activity being more favorable to date than what was originally anticipated when setting the initial IBNR reserves.

For the year ended December 31, 2007, the prior year favorable development of $233.2 million included $194.4 million attributable to the Company’s Reinsurance segment and $38.8 million attributable to the Company’s Individual Risk segment. Within the Company’s Reinsurance segment, the catastrophe reinsurance unit experienced $93.1 million of favorable development on prior years’ estimated ultimate claim reserves, principally as a result of a reduction of the ultimate losses for the 2006 and 2005 accident years as reported claims have come in less than expected. Included in the 2005 accident year is a $19.2 million reduction in net claims and claim expenses associated with hurricanes Katrina, Rita and Wilma. The Company’s specialty reinsurance unit experienced $101.3 million of favorable development in 2007. The favorable development within the Company’s specialty reinsurance unit and Individual Risk segment was principally driven by the application of the Company’s formulaic actuarial reserving methodology for these books of business with the reductions being due to actual paid and reported loss activity being better than what was anticipated when setting the initial IBNR reserves.

Net claims and claim expenses incurred were reduced by $3.3 million during 2009 (2008 – $1.9 million, 2007 – $3.3 million) related to income earned on assumed reinsurance contracts that were classified as deposit contracts with underwriting risk only. Other income was reduced by $0.7 million during 2009 (2008 – $1.9 million, 2007 – $1.4 million) related to premiums and losses incurred on assumed reinsurance contracts that were classified as deposit contracts with timing risk only. Aggregate deposit liabilities of $63.9 million are included in reinsurance balances payable at December 31, 2009 (2008 – $73.6 million) and aggregate deposit assets of $nil are included in other assets at December 31, 2009 (2008 – $nil) associated with these contracts.

NOTE 11.    DEBT

In July 2001, the Company issued $150.0 million of 7.0% Senior Notes which came due July 15, 2008. The notes were paid at maturity on July 15, 2008 using existing capital resources, as discussed below.

In January 2003, the Company issued $100.0 million, which represents the carrying amount on the Company’s consolidated balance sheet, of 5.875% Senior Notes due February 15, 2013, with interest on the notes payable on February 15 and August 15 of each year. The notes can be redeemed by the Company prior to maturity subject to payment of a “make-whole” premium. The notes, which are senior obligations, contain various covenants, including limitations on mergers and consolidations, restrictions as to the disposition of the stock of designated subsidiaries and limitations on liens of the stock of designated subsidiaries. At December 31, 2009, the fair value of the 5.875% Senior Notes was $103.7 million (2008 – $93.3 million).

RenaissanceRe Holdings Ltd. Revolving Credit Facility

Effective April 9, 2009, the Company amended and restated its revolving credit facility (the “Credit Agreement”). The Credit Agreement provides for a revolving commitment of $345.0 million. As part of the $345.0 million commitment, letters of credit may be issued for the account of the Company’s subsidiaries in an aggregate amount up to $150.0 million, of which up to $75.0 million may be used for the issuance of letters of credit for the account of the Company’s non-insurance subsidiaries. On July 10, 2008, the Company borrowed $150.0 million available under its prior facility to pay at maturity its 7.0% Senior Notes which came due on July 15, 2008. This amount was repaid in full on November 9, 2009. The Company has the right, subject to satisfying certain conditions, to increase the size of the facility up to $500.0 million. Amounts borrowed under the Credit Agreement bear interest at a rate selected by the Company equal to the Base Rate or LIBOR, plus a margin, as more fully set forth in the Credit Agreement. Interest rates averaged 2.6% during the period January 1, 2009 through November 9, 2009 (2008 – 4.2%). The scheduled commitment termination date under the Credit Agreement is March 31, 2010.

The Credit Agreement contains representations, warranties and covenants that the Company believes to be customary for bank loan facilities of this type, including customary covenants limiting the ability to merge, consolidate, enter into negative pledge agreements, sell a substantial amount of assets, incur liens and declare or pay dividends under certain circumstances. The Credit Agreement also contains certain financial covenants that the Company believes to be customary for reinsurance and insurance companies in revolving credit facilities of this type, which generally provide that the Company’s consolidated debt to capital shall not exceed the ratio of 0.35:1 and that the consolidated net worth (the “Net Worth Requirements”) of the Company and Renaissance Reinsurance shall equal or exceed $1.8 billion and $960.0 million, respectively, subject to a grace period in the case of the Net Worth Requirements which is conditioned on, among other things, Renaissance Reinsurance maintaining a certain financial strength rating, all as more fully set forth in the Credit Agreement. The Company was in compliance with the financial covenants under the Credit Agreement as of February 18, 2010.

DaVinciRe Revolving Credit Facility

DaVinciRe is a party to a Third Amended and Restated Credit Agreement, dated as of April 5, 2006 (the “DaVinciRe Credit Agreement”), which provides for a revolving credit facility in an aggregate amount of up to $200.0 million that matures on April 5, 2011. The term of the DaVinciRe Credit Agreement may be extended and the commitment amount may be increased to $250.0 million, provided certain conditions are met. Interest rates are based on a spread above LIBOR, and averaged approximately 1.3% during 2009 (2008 – 4.3%). The DaVinciRe Credit Agreement requires DaVinciRe and DaVinci to maintain a minimum net worth of $350.0 million and $450.0 million, respectively, and requires DaVinciRe to maintain a debt to capital ratio of no greater than 30%. DaVinciRe was in compliance with the financial covenants as of February 18, 2010. Neither RenaissanceRe nor Renaissance Reinsurance is a guarantor of this facility and the lenders have no recourse against RenaissanceRe or its subsidiaries other than DaVinciRe and DaVinci under the DaVinciRe Credit Agreement. Pursuant to the terms of the Credit Agreement, a default by DaVinciRe on its obligations under the DaVinciRe Credit Agreement will not result in a default under the Credit Agreement. At December 31, 2009, $200.0 million remained outstanding under the DaVinciRe Credit Agreement.

Renaissance Trading Margin Facility

Renaissance Trading maintains a brokerage facility with a leading prime broker, which has an associated margin facility. This margin facility is supported by a $10.0 million guarantee issued by RenaissanceRe. Interest on amounts outstanding under this facility is at overnight LIBOR plus 75 basis points. At December 31, 2009, $nil was outstanding under the facility.

Interest paid on the above debt totaled $18.7 million for the year ended December 31, 2009 (2008 – $28.2 million, 2007 – $35.5 million).

NOTE 12.    VARIABLE INTEREST ENTITIES

Timicuan Reinsurance II Ltd. (“Tim Re II”)

On May 29, 2009, Tim Re II, a wholly owned subsidiary of the Company, sold $49.5 million of non-voting Class B shares to external investors, and the Company invested an additional $10.0 million in the non-voting Class B shares, representing a 16.8% ownership interest, providing Tim Re II with additional reinsurance capacity to accept property catastrophe excess of loss reinsurance business. Tim Re II is a Class 3 Bermuda domiciled reinsurer. The Company ceded a defined portfolio of property catastrophe excess of loss reinsurance contracts incepting June 1, 2009 to Tim Re II under a fully-collateralized facultative retrocessional reinsurance contract in return for a potential underwriting profit commission. The Class B shareholders participate in substantially all of the profits or losses of Tim Re II while the Class B shares remain outstanding. The Class B shares indemnify Tim Re II against losses relating to insurance risk and therefore these shares have been accounted for as prospective reinsurance under FASB ASC Topic Financial Services – Insurance. The sale of the Class B shares was considered a reconsideration event under FASB ASC Topic Consolidation. In accordance with the provisions of FASB ASC Topic Consolidation, Tim Re II was considered a variable interest entity (“VIE”) and the Company was considered the primary beneficiary. As a result, Tim Re II is consolidated by the Company and all significant inter-company transactions have been eliminated. The Class B share capital was invested by Tim Re II in short term investments and was pledged as collateral to the Company in support of obligations arising under the reinsurance contract. Tim Re II was required to repurchase the Class B shares subsequent to December 31, 2009, which was the end of the contract period. The Company ceded $32.0 million of premium to Tim Re II under the facultative retrocessional excess of loss reinsurance contract through the period ended December 31, 2009. At December 31, 2009, the Company’s consolidated balance sheet included assets and liabilities of $65.8 million and $72.3 million, respectively, related to Tim Re II, principally reflecting reinsurance underwriting balances and investments with respect to assets and amounts payable to Class B shareholders and a reserve for unearned premiums with respect to liabilities. Effective January 1, 2010, the Company repurchased all of the outstanding Class B shares for $71.0 million, net of a $15.7 million holdback. The $15.7 million holdback is expected to be settled during 2010. Subsequent to the repurchase of the Class B shares by the Company, Tim Re II remains a consolidated subsidiary, but is no longer considered a variable interest entity.

NOTE 13.    REDEEMABLE NONCONTROLLING INTEREST – DAVINCIRE

In October 2001, the Company formed DaVinciRe and DaVinci with other equity investors. RenaissanceRe owns a noncontrolling economic interest in DaVinciRe; however, because RenaissanceRe controls a majority of DaVinciRe’s outstanding voting rights, the consolidated financial statements of DaVinciRe are included in the consolidated financial statements of the Company. The portion of DaVinciRe’s earnings owned by third parties for the years ended December 31, 2009, 2008 and 2007 is recorded in the consolidated statements of operations as redeemable noncontrolling interest.

DaVinciRe shareholders are party to a shareholders agreement (the “Shareholders Agreement”) which provides DaVinciRe shareholders, excluding the Company, with certain redemption rights that enable each shareholder to notify DaVinciRe of such shareholder’s desire for DaVinciRe to repurchase up to half of such shareholder’s aggregate number of shares held, subject to certain limitations, such as limiting the aggregate of all share repurchase requests to 25% of DaVinciRe’s capital in any given year and satisfying all applicable regulatory requirements. If total shareholder requests exceed 25% of DaVinciRe’s capital, the number of shares repurchased will be reduced among the requesting shareholders pro-rata, based on the amounts desired to be repurchased. Shareholders desiring to have DaVinci repurchase their shares must notify DaVinciRe before March 1 of each year. The repurchase price will be based on GAAP book value as of the end of the year in which the shareholder notice is given, and the repurchase will be effective as of such date. Payment will be made by April 1 of the following year, following delivery of the audited financial statements for the year in which the repurchase was effective. The repurchase price is subject to a true-up for development on outstanding loss reserves after settlement of all claims relating to the applicable years. Certain third party shareholders of DaVinciRe submitted repurchase notices on or before the required annual redemption notice date of March 1, 2009, in accordance with the Shareholders Agreement. The repurchase notices submitted on or before March 1, 2009 were for shares of DaVinciRe with a GAAP book value of $173.6 million at December 31, 2009. Effective January 1, 2010, DaVinciRe redeemed the shares for $173.6 million, less a $17.6 million reserve holdback, and, in a separate transaction, the Company sold a portion of its shares in DaVinciRe to a third party shareholder. The Company’s ownership in DaVinciRe was 38.2% at December 31, 2009 (2008 – 22.8%) and subsequent to the above transactions, the Company’s ownership interest in DaVinciRe increased to 41.2%.

Certain shareholders of DaVinciRe put in repurchase notices on or before the March 1, 2008 repurchase notice date. The repurchase notice was for shares with a GAAP book value of $145.5 million at December 31, 2008. On January 30, 2009, the Company on behalf of DaVinciRe purchased the shares for $145.5 million, less a $21.8 million reserve holdback. The Company’s ownership interest in DaVinciRe increased from 22.8% at December 31, 2008, to 37.6%. as a result of these purchases.

The Company expects its ownership in DaVinciRe to fluctuate over time.

The activity in redeemable noncontrolling interest – DaVinciRe is detailed in the table below for the year ended December 31, 2009:

Year ended December 31, 2009	Redeemable noncontrolling interest - DaVinciRe

Balance – January 1	$768,531
Cumulative effect of change in accounting principle, net of taxes (1)	42
Purchase of shares from redeemable noncontrolling interest	(152,729)
Comprehensive income:
Net income attributable to redeemable noncontrolling interest	171,501
Other comprehensive income attributable to noncontrolling interest	(698)

Balance – December 31	$786,647

(1)	Cumulative effect adjustment to opening retained earnings as of April 1, 2009, related to the recognition and presentation of other-than-temporary impairments, as required by FASB ASC Topic Investments – Debt and Equity Securities.

NOTE 14.    SHAREHOLDERS’ EQUITY

The aggregate authorized capital of the Company is 325 million shares consisting of 225 million common shares and 100 million preference shares.

The following table is a summary of changes in common shares issued and outstanding:

Year ended December 31,	2009	2008	2007
(thousands of shares)

Issued and outstanding shares – January 1	61,503	68,920	72,140
Shares repurchased	(951)	(8,064)	(3,588)
Exercise of options and issuance of restricted stock awards	1,193	647	368

Issued and outstanding shares – December 31	61,745	61,503	68,920

On May 20, 2008, the Board of Directors authorized a $500.0 million share repurchase program. The Company’s decision to repurchase common shares will depend on, among other matters, the market price of the common shares and the capital requirements of the Company. During 2009, $51.0 million of shares (2008 – $428.4 million) were repurchased under this program. Common shares repurchased by the Company are normally cancelled and retired. At December 31, 2009, $331.4 million remained available for repurchase under the Board authorized share repurchase program.

In December 2006, the Company raised $300.0 million through the issuance of 12 million Series D Preference Shares at $25 per share; in March 2004, the Company raised $250.0 million through the issuance of 10 million Series C Preference Shares at $25 per share; and in February 2003 the Company raised $100.0 million through the issuance of 4 million Series B Preference Shares at $25 per share. The Series D, Series C and Series B Preference Shares may be redeemed at $25 per share at the Company’s option on or after December 1, 2011, March 23, 2009 and February 4, 2008, respectively. Dividends on the Series D, Series C and Series B Preference Shares are cumulative from the date of original issuance and are payable quarterly in arrears at 6.60%, 6.08% and 7.30% respectively, when, if, and as declared by the Board of Directors. If the Company submits a proposal to its shareholders concerning an amalgamation or submits any proposal that, as a result of any changes to Bermuda law, requires approval of the holders of these preference shares to vote as a single class, the Company may redeem the Series D Preference Shares prior to December 1, 2011, at $26 per share. The preference shares have no stated maturity and are not convertible into any other securities of the Company. Generally, the preference shares have no voting rights. Whenever dividends payable on the preference shares are in arrears (whether or not such dividends have been earned or declared) in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), the holders of the preference shares, voting as a single class regardless of class or series, will have the right to elect two directors to the Board of Directors of the Company. During 2009, the Company declared and paid $42.3 million in preference share dividends (2008 – $42.3 million, 2007 – $42.9 million).

NOTE 15.    EARNINGS PER SHARE

The Company accounts for its weighted average shares in accordance with FASB ASC Topic Earnings per Share. Basic earnings per common share is based on weighted average common shares and excludes any dilutive effects of stock options and restricted stock. Diluted earnings per common share assumes the exercise of all dilutive stock options and restricted stock grants.

The following table sets forth the computation of basic and diluted earnings per common share for the years ended December 31, 2009, 2008 and 2007:

Year ended December 31,	2009	2008	2007
(thousands of shares)

Numerator:
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$838,858	$(13,280)	$569,575
Amount allocated to participating common shareholders (1)	(18,473)	59	(7,667)

Net income (loss) allocated to RenaissanceRe common shareholders	$820,385	$(13,221)	$561,908

Denominator:
Denominator for basic income per RenaissanceRe common share –
Weighted average common shares	60,775	62,531	70,520
Per common share equivalents of employee stock options and restricted shares	435	880	1,305

Denominator for diluted income per RenaissanceRe common share –
Adjusted weighted average common shares and assumed conversions	61,210	63,411	71,825

Basic income (loss) per RenaissanceRe common share	$13.50	$(0.21)	$8.08
Diluted income (loss) per RenaissanceRe common share	$13.40	$(0.21)	$7.93

(1)	Represents earnings attributable to holders of unvested restricted shares issued under the Company’s 2001 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan.

NOTE 16.    RELATED PARTY TRANSACTIONS AND MAJOR CUSTOMERS

The Company has entered into reinsurance agreements with certain subsidiaries and affiliates of Tower Hill and has also entered into reinsurance agreements with respect to business produced by Tower Hill Insurance. These reinsurance agreements include excess of loss reinsurance and four net retained personal property quota share agreements for 2009 and 2008. For the year ended December 31, 2009, the Company recorded $28.1 million (2008 – $57.3 million) of gross premium written assumed from Tower Hill and its subsidiaries and affiliates related to the above mentioned contracts. Gross premiums earned totaled $58.5 million (2008 – $78.0 million) and expenses incurred were $14.3 million (2008 – $29.2 million) for the year ended December 31, 2009 related to these contracts. The Company had a net related outstanding receivable balance of $24.3 million as of December 31, 2009 (2008 – $17.0 million).

During 2008, the Company purchased $3.5 million of intangible assets from an employee of the Company, including rights, title and interest in and to patents and patent technologies, inventions and trade names. These intangible assets were owned by the employee. As part of the purchase agreement, the Company paid a set price and agreed to pay additional amounts upon successful licensing, sale, or certain other monetization by the Company of the inventions.

During 2008, the Company invested $6.0 million in Angus Partners LLC (“Angus”), representing a 40% equity interest, which is accounted for under the equity method of accounting. Angus provides commodity related risk management products to third party customers. The Company had an outstanding net liability position of $4.8 million at December 31, 2009 (2008 – $38.8 million) related to certain derivative trades with Angus. For the year ended December 31, 2009, the Company generated other income of $1.2 million (2008 – incurred an other loss of $39.4 million) related to these trades.

During 2009, the Company received distributions from Top Layer Re of $11.5 million (2008 – $15.1 million), and a management fee of $3.3 million (2008 – $3.5 million). The management fee reimburses the Company for services it provides to Top Layer Re.

During the years ended December 31, 2009, 2008 and 2007, the Company received 90.1%, 88.6% and 91.8%, respectively, of its Reinsurance segment gross premiums written from three brokers (2008 – four, 2007 – four). During November 2008, AON Corporation (“AON”) acquired the Benfield Group Limited (“Benfield”), resulting in the combined entity, AON Benfield, accounting for 61.5% of the Company’s Reinsurance segment gross premiums written in 2008. Subsidiaries and affiliates of AON Benfield, Marsh Inc., and the Willis Group accounted for approximately 58.7%, 20.9% and 10.5%, respectively, of gross premiums written for the Reinsurance segment in 2009.

NOTE 17.    DIVIDENDS

Dividends declared and paid on Common Shares amounted to $0.96, $0.92 and $0.88 per common share for the years ended December 31, 2009, 2008 and 2007, respectively.

The total amount of dividends paid to holders of the common shares during 2009 was $59.7 million (2008 – $57.9 million, 2007 – $62.6 million). In addition, the Company declared and paid $42.3 million in preference share dividends during 2009 (2008 – $42.3 million, 2007 – $42.9 million).

NOTE 18.    TAXATION

Under current Bermuda law, the Company and its Bermuda subsidiaries are not subject to any income or capital gains taxes. In the event that such taxes are imposed, the Company and its Bermuda subsidiaries would be exempted from any such tax until March 2016 pursuant to the Bermuda Exempted Undertakings Tax Protection Act 1966, and Amended Act of 1987.

RenRe North America Holdings Inc. (“RenRe North America”), formerly known as Glencoe U.S. Holdings Inc. and its subsidiaries are subject to income taxes imposed by U.S. federal and state authorities and file a consolidated U.S. tax return. Should the U.S. subsidiaries pay a dividend to the Company, withholding taxes would apply to the extent of current year or accumulated earnings and profits. The Company also has operations in Ireland and the U.K. which are also subject to income taxes imposed by the respective jurisdictions in which they operate.

The Company is not subject to income taxation other than as stated above. There can be no assurance that there will not be changes in applicable laws, regulations or treaties, which might require the Company to change the way it operates or become subject to taxation.

Income tax (expense) benefit for 2009, 2008 and 2007 is comprised as follows:

Year ended December 31, 2009	Current	Deferred	Total

Total income tax expense	$(2,196)	$(6,898)	$(9,094)

Year ended December 31, 2008

Total income tax benefit (expense)	$107	$(675)	$(568)

Year ended December 31, 2007

Total income tax (expense) benefit	$(385)	$18,817	$18,432

The Company’s expected income tax provision computed on pre-tax income at the weighted average tax rate has been calculated as the sum of the pre-tax income in each jurisdiction multiplied by that jurisdiction’s applicable statutory tax rate. Statutory tax rates of 35.0%, 12.5% and 28.0%, have been used for the U.S., Ireland and the U.K., respectively. A reconciliation of the difference between the provision for income taxes and the expected tax provision at the weighted average tax rate for the years ended December 31, 2009, 2008 and 2007 is as follows:

Year ended December 31,	2009	2008	2007

Expected income tax (expense) benefit	$(3,274)	$468	$(7,514)
Transfer pricing adjustments	(2,729)	(1,908)	—
Change in valuation allowance	(979)	1,702	25,845
Non-deductible expenses	(283)	(168)	(54)
State income tax expense, net of federal benefit	(236)	—	—
Other	(1,593)	(662)	155

Income tax (expense) benefit	$(9,094)	$(568)	$18,432

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

At December 31,	2009	2008

Deferred tax assets
Net operating loss carryforwards	$2,362	$15,603
Unearned premium adjustment	3,314	5,542
Claims reserves, principally due to discounting for tax	3,202	4,567
Amortization and depreciation	232	2,269
Accrued expenses	4,063	3,600
Investments	1,368	—
Other	—	1,181

	14,541	32,762

Deferred tax liabilities
Deferred acquisition costs	(3,534)	(3,775)
Investments	—	(10,643)

	(3,534)	(14,418)

Net deferred tax asset before valuation allowance	11,007	18,344
Valuation allowance	(2,362)	(1,383)

Net deferred tax asset	$8,645	$16,961

During 2009, the Company recorded net increases to the valuation allowance of $1.0 million. The Company’s deferred tax asset relates primarily to net operating losses and GAAP versus tax basis accounting differences relating to unearned premium reserves, loss reserves and accrued expenses. The Company’s U.S. operations generated cumulative GAAP taxable income for the three year period ending December 31, 2009. Accordingly, the Company believes that it is more likely than not that the deferred tax asset will be realized with the exception of net operating loss carryforwards in Ireland and the U.K. for which a valuation allowance has been provided.

During 2008, the Company recorded net reductions to the valuation allowance of $1.7 million. The Company’s deferred tax asset relates primarily to net operating loss carryforwards and GAAP versus tax basis accounting differences relating to unearned premium reserves, loss reserves, accrued expenses and intangible assets. The net operating losses, which gave rise to the deferred tax asset, have a carryforward period through 2028. While the Company’s U.S. operations had generated losses in earlier years generating these net operating losses, the Company’s U.S. operations generated cumulative GAAP taxable income for the three year period ending December 31, 2008. Accordingly, the Company believes that it is now more likely than not that the deferred tax asset will be realized with limited exceptions and therefore the valuation allowance was reduced in 2008.

During 2007, the Company recorded net reductions to the valuation allowance of $25.8 million. The Company’s deferred tax asset relates primarily to net operating loss carryforwards and GAAP versus tax basis accounting differences relating to unearned premium reserves, loss reserves, accrued expenses and intangible assets. The net operating losses, which gave rise to the deferred tax asset, have a carryforward period through 2027. While the Company’s U.S. operations had generated losses in earlier years generating these net operating losses, the Company’s U.S. operations generated cumulative GAAP taxable income for the three year period ending December 31, 2007. Accordingly, the Company believes that it is now more likely than not that the deferred tax asset will be realized with limited exceptions and therefore the valuation allowance was reduced in 2007.

In Ireland, the Company has net operating loss carryforwards of $13.4 million. Under applicable law, the Irish net operating losses carryforward for an indefinite period. In the U.K., the Company has net operating loss carryforwards of $2.5 million. Under applicable law, the U.K. net operating losses carryforward for an indefinite period.

The Company received a net refund for U.S. federal and Irish income taxes of $0.4 million for the year ended December 31, 2009 and paid taxes of $0.3 million and $0.7 million for the years ended December 31, 2008 and 2007, respectively.

The Company had no unrecognized tax benefits upon adoption of guidance under FASB ASC Topic Income Taxes and has no unrecognized tax benefits as of December 31, 2009. Interest and penalties related to uncertain tax positions, of which there have been none, would be recognized in income tax expense. Tax years 2006 through 2008, 2005 through 2008 and 2008, are open for examination by the Internal Revenue Service, Irish tax authorities and U.K. tax authorities, respectively.

NOTE 19.    GEOGRAPHIC INFORMATION

The following is a summary of the Company’s gross premiums written allocated to the territory of coverage exposure:

Year ended December 31,	2009	2008	2007

Property catastrophe
United States and Caribbean	$815,840	$745,016	$735,322
Worldwide (excluding U.S.) (1)	78,222	75,489	66,392
Europe	60,363	72,153	111,702
Worldwide	92,586	67,371	27,577
Australia and New Zealand	5,293	5,455	4,360
Other	31,495	23,465	20,374
Specialty reinsurance (2)	114,346	159,770	287,316

Total Reinsurance (3)	1,198,145	1,148,719	1,253,043
Individual Risk (4)	530,787	587,309	556,594

Total gross premiums written	$1,728,932	$1,736,028	$1,809,637

(1)	The category Worldwide (excluding U.S.) consists of contracts that cover more than one geographic region (other than the U.S.). The exposure in this category for gross written premiums to date is predominantly from Europe and Japan.

(2)	The category Specialty reinsurance consists of contracts that are predominantly exposed to U.S. risks, and, to a lesser extent, worldwide risks.

(3)	Excludes $12.7 million, $5.7 million and $37.4 million of premium assumed from the Individual Risk segment for the years ended December 31, 2009, 2008 and 2007, respectively.

(4)	The category Individual Risk consists of contracts that are primarily exposed to U.S. risks.

NOTE 20.    SEGMENT REPORTING

The Company has two reportable segments: Reinsurance and Individual Risk.

The Reinsurance segment consists of: 1) property catastrophe reinsurance, primarily written through Renaissance Reinsurance and DaVinci; 2) specialty reinsurance, primarily written through Renaissance Reinsurance and DaVinci; and 3) certain other activities of ventures as described herein. The Reinsurance segment is managed by the Global Chief Underwriting Officer, who leads a team of underwriters, risk modelers and other industry professionals, who have access to the Company’s proprietary risk management, underwriting and modeling resources and tools.

The Individual Risk segment includes underwriting that involves understanding the characteristics of the original underlying insurance policy. The Company’s Individual Risk segment is also managed by the Global Chief Underwriting Officer. The Individual Risk segment currently provides insurance written on both an admitted basis and an excess and surplus lines basis, and also provides reinsurance on a quota share basis. The Company does not manage its assets by segment and therefore total assets are not allocated to the segments.

Data for the years ended December 31, 2009, 2008 and 2007 is as follows:

Year ended December 31, 2009	Reinsurance	Individual Risk	Eliminations (1)	Other	Total

Gross premiums written	$1,210,795	$530,787	$(12,650)	$—	$1,728,932

Net premiums written	$839,023	$367,374		—	$1,206,397

Net premiums earned	$849,725	$424,091		—	$1,273,816
Net claims and claim expenses incurred	(87,639)	284,926		—	197,287
Acquisition expenses	78,848	110,927		—	189,775
Operational expenses	139,328	50,358		—	189,686

Underwriting income (loss)	$719,188	$(22,120)		—	697,068

Net investment income				323,981	323,981
Equity in earnings of other ventures				10,976	10,976
Other income				2,021	2,021
Interest and preference share dividends				(57,411)	(57,411)
Redeemable noncontrolling interest – DaVinciRe				(171,501)	(171,501)
Other items, net				(36,957)	(36,957)
Net realized and unrealized gains on fixed maturity investments				93,162	93,162
Net other-than-temporary impairments				(22,481)	(22,481)

Net income available to RenaissanceRe common shareholders				$141,790	$838,858

Net claims and claim expenses incurred – current accident year	$161,868	$279,918			$441,786
Net claims and claim expenses incurred – prior accident years	(249,507)	5,008			(244,499)

Net claims and claim expenses incurred – total	$(87,639)	$284,926			$197,287

Net claims and claim expense ratio – current accident year	19.0%	66.0%			34.7%
Net claims and claim expense ratio – prior accident years	(29.3%)	1.2%			(19.2%)

Net claims and claim expense ratio – calendar year	(10.3%)	67.2%			15.5%
Underwriting expense ratio	25.7%	38.0%			29.8%

Combined ratio	15.4%	105.2%			45.3%

(1)	Represents premium ceded from the Individual Risk segment to the Reinsurance segment.

Year ended December 31, 2008	Reinsurance	Individual Risk	Eliminations (1)	Other	Total

Gross premiums written	$1,154,391	$587,309	$(5,672)	$—	$1,736,028

Net premiums written	$871,893	$481,727		—	$1,353,620

Net premiums earned	$909,759	$477,065		—	$1,386,824
Net claims and claim expenses incurred	440,900	319,589		—	760,489
Acquisition expenses	105,437	108,116		—	213,553
Operational expenses	81,797	40,368		—	122,165

Underwriting income	$281,625	$8,992		—	290,617

Net investment income				24,231	24,231
Equity in earnings of other ventures				13,603	13,603
Other income				10,252	10,252
Interest and preference share dividends				(66,933)	(66,933)
Redeemable noncontrolling interest – DaVinciRe				(55,133)	(55,133)
Other items, net				(23,603)	(23,603)
Net realized gains on investments				10,700	10,700
Net other-than-temporary impairments				(217,014)	(217,014)

Net loss attributable to RenaissanceRe common shareholders				$(303,897)	$(13,280)

Net claims and claim expenses incurred – current accident year	$629,022	$366,294			$995,316
Net claims and claim expenses incurred – prior accident years	(188,122)	(46,705)			(234,827)

Net claims and claim expenses incurred – total	$440,900	$319,589			$760,489

Net claims and claim expense ratio – current accident year	69.1%	76.8%			71.8%
Net claims and claim expense ratio – prior accident years	(20.6%)	(9.8%)			(17.0%)

Net claims and claim expense ratio – calendar year	48.5%	67.0%			54.8%
Underwriting expense ratio	20.5%	31.1%			24.2%

Combined ratio	69.0%	98.1%			79.0%

(1)	Represents premium ceded from the Individual Risk segment to the Reinsurance segment.

Year ended December 31, 2007	Reinsurance	Individual Risk	Eliminations (1)	Other	Total

Gross premiums written	$1,290,420	$556,594	$(37,377)	$—	$1,809,637

Net premiums written	$1,024,493	$410,842		—	$1,435,335

Net premiums earned	$957,661	$466,708		—	$1,424,369
Net claims and claim expenses incurred	241,118	238,156		—	479,274
Acquisition expenses	119,915	135,015		—	254,930
Operational expenses	67,969	42,495		—	110,464

Underwriting income	$528,659	$51,042		—	579,701

Net investment income				402,463	402,463
Equity in losses of other ventures				(128,609)	(128,609)
Other loss				(37,930)	(37,930)
Interest and preference share dividends				(76,487)	(76,487)
Redeemable noncontrolling interest – DaVinciRe				(164,396)	(164,396)
Other items, net				(6,460)	(6,460)
Net realized gains on investments				26,806	26,806
Net other-than-temporary impairments				(25,513)	(25,513)

Net income available to RenaissanceRe common shareholders				$(10,126)	$569,575

Net claims and claim expenses incurred – current accident year	$435,495	$276,929			$712,424
Net claims and claim expenses incurred – prior accident years	(194,377)	(38,773)			(233,150)

Net claims and claim expenses incurred – total	$241,118	$238,156			$479,274

Net claims and claim expense ratio – current accident year	45.5%	59.3%			50.0%
Net claims and claim expense ratio – prior accident years	(20.3%)	(8.3%)			(16.4%)

Net claims and claim expense ratio – calendar year	25.2%	51.0%			33.6%
Underwriting expense ratio	19.6%	38.1%			25.7%

Combined ratio	44.8%	89.1%			59.3%

(1)	Represents premium ceded from the Individual Risk segment to the Reinsurance segment.

NOTE 21.    STOCK INCENTIVE COMPENSATION AND EMPLOYEE BENEFIT PLANS

The Company has a stock incentive plan (the “2001 Stock Incentive Plan”) under which all employees of the Company and its subsidiaries may be granted stock options and restricted stock awards. A stock option award under the Company’s 2001 Stock Incentive Plan generally allows for the purchase of the Company’s common shares at a price that is equal to the fair market value of the Company’s common shares as of the grant effective date. Options to purchase common shares are granted periodically by the Board of Directors, generally vest over four years and generally expire ten years from the date of grant. Restricted common shares are granted periodically by the Board of Directors and generally vest ratably over a four or five year period. In addition, awards granted under the Company’s prior 1993 stock incentive plan remain outstanding, with terms similar to the 2001 Stock Incentive Plan. The Company has also established a Non-Employee Director Stock Incentive Plan to issue stock options and shares of restricted stock to the Company’s non-employee directors.

The Company’s 2001 Stock Incentive Plan also allows for the issuance of share-based awards, the issuance of restricted common shares and shares tendered in connection with option exercises. For purposes of determining the number of shares reserved for issuance under the 2001 Stock Plan, shares tendered to or withheld by the Company in connection with certain option exercises will again be available for issuance.

In August 2004, the Company’s shareholders approved the RenaissanceRe Holdings Ltd. 2004 Stock Option Incentive Plan (the “Premium Option Plan”) under which 6.0 million common shares were reserved for issuance upon the exercise of options granted under the Premium Option Plan. On August 15, 2007, the Company terminated the Premium Option Plan, such that no further option grants will be made thereunder. However, options outstanding at the time of the termination will, unless otherwise subsequently amended pursuant to the terms of the Premium Option Plan, remain outstanding and unmodified until they expire, subject to the terms of the Premium Option Plan and any applicable award agreement. The Premium Option Plan provides for, among other things, mandatory premium pricing such that options can generally only be issued thereunder with a strike price at a minimum of 150% of the fair market value on the date of grant, minimum 5-year cliff vesting (subject to waiver by the compensation committee of the Board of Directors), and no discretionary repricing. The Premium Option Plan includes a dividend protection feature that reduces the strike price for extraordinary dividends and a change in control feature that reduces the strike price based on a pre-established formula in the event of a change in control. Other terms are substantially similar to the 2001 Stock Incentive Plan.

Valuation Assumptions

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average-assumptions for all awards issued in each respective year:

	Option Grants
Year ended December 31,	2009 (1)	2008	2007

Expected Volatility	n/a	21%	21%
Expected Term (in years)	n/a	5	5
Expected Dividend Yield	n/a	1.7%	1.7%
Risk-Free Interest Rate	n/a	2.5%	4.5%

(1)	The Company did not grant any stock option awards during the year ended December 31, 2009.

Expected Volatility:    The expected volatility is estimated by the Company based on the Company’s historical stock volatility.

Expected Term:    The expected term is estimated by looking at historical experience of similar awards, giving consideration to the contractual terms of the award, vesting schedules and expectations of future employee behavior as influenced by changes to the terms of their stock option awards.

Expected Dividend Yield:    The expected dividend yield is estimated by reviewing the most recent dividend declared by the Board of Directors.

Risk-Free Interest Rate:    The risk free rate is estimated based on the yield on a U.S. treasury zero-coupon issue with a remaining term equal to the expected term of the stock option grants.

The fair value of restricted shares is determined based on the market value of the Company’s shares on the grant date.

Under the fair value recognition provisions of FASB ASC Topic Compensation – Stock Compensation, the estimated fair value of employee stock options and other share-based payments, net of estimated forfeitures, is amortized as an expense over the requisite service period. When estimating forfeitures, the Company considers its historical forfeitures as well as expectations about employee behavior. The Company currently uses an 8% forfeiture rate.

Summary of Stock Compensation Activity:

The following is a summary of activity under the Company’s existing stock compensation plans for the years ending December 31, 2007, 2008 and 2009, respectively:

2001 Stock Incentive and Non-Employee Director Stock Incentive Plans

	Weighted options outstanding	Weighted average exercise price	Fair value of options	Weighted average remaining contractual life	Aggregate intrinsic value	Range of exercise prices

Balance, December 31, 2006	3,426,803	$37.43			$77,333.7	$0.01 – $53.96

Options granted	755,586	$51.51	$12.71			$51.13 –$59.66
Options forfeited	(18,092)	45.90
Options expired	—	—
Options exercised	(191,649)	27.12			$5,900.9

Balance, December 31, 2007	3,972,648	$40.57			$77,749.2	$0.01 – $59.66

Options granted	800,230	$53.69	$9.94			$50.71 – $53.86
Options forfeited	(56,457)	49.23
Options expired	(145,124)	52.78
Options exercised	(564,564)	25.18			$9,946.6

Balance, December 31, 2008	4,006,733	$44.79		6.6	$29,583.4	$11.92 – $59.66

Options granted	—	$—	$—			$—
Options forfeited	(7,616)	51.26
Options expired	—	—
Options exercised	(426,138)	31.03			$8,283.9

Balance, December 31, 2009	3,572,979	$46.42		5.9	$24,891.0	$12.40 – $59.66

Total options exercisable at December 31, 2009	2,467,302	$44.36		5.2	$22,035.9	$33.52 – $59.66

Premium Option Plan

	Weighted options outstanding	Weighted average exercise price	Fair value of options	Weighted average remaining contractual life	Aggregate intrinsic value	Range of exercise prices

Balance, December 31, 2006	3,774,000	$82.34			$—

Options granted	—	$—
Options forfeited	—	—
Options expired	—	—
Options exercised	—	—

Balance, December 31, 2007 (1)	3,774,000	$82.34			$—	$73.06 – $98.98

Options granted	—	$—
Options forfeited	—	—
Options expired	—	—
Options exercised	—	—

Balance, December 31, 2008 (1)	3,774,000	$82.34			$—	$73.06 – $98.98

Options granted	—	$—
Options forfeited	(2,500,000)	86.61
Options expired	—	—
Options exercised	—	—

Balance, December 31, 2009 (1)	1,274,000	$73.96			$—	$73.06 – $74.24

Total options exercisable at December 31, 2009 (1)	974,000	$74.24		4.7	$—	$73.06 – $74.24

(1)	The Premium Option Plan was terminated, as to new issuances, at the August 2007 Board of Directors meeting and consequently, the shares available for grant under the plan are zero.

Restricted Stock

	Employee restricted stock		Non-employee director restricted stock		Total restricted stock
	Number of shares	Weighted average grant- dated fair value	Number of shares	Weighted average grant- dated fair value	Number of shares	Weighted average grant- dated fair value

Nonvested at December 31, 2006	888,756	$44.90	38,991	$46.16	927,747	$44.95

Awards granted	307,251	$51.80	23,183	$51.75	330,434	$51.79
Awards vested	(315,916)	45.55	(16,971)	47.14	(332,887)	45.63
Awards canceled/expired/forfeited	(16,959)	44.98	—	—	(16,959)	44.98

Nonvested at December 31, 2007	863,132	$47.11	45,203	$48.65	908,335	$47.19

Awards granted	437,250	$51.19	23,585	$53.00	460,835	$51.28
Awards vested	(358,745)	46.62	(30,479)	48.65	(389,224)	46.78
Awards canceled/expired/forfeited	(42,346)	49.61	—	—	(42,346)	49.61

Nonvested at December 31, 2008	899,291	$49.17	38,309	$51.33	937,600	$49.26

Awards granted	919,481	$44.67	24,981	$44.03	944,462	$44.65
Awards vested	(447,614)	47.53	(18,675)	49.98	(466,289)	47.63
Awards canceled/expired/forfeited	(22,364)	49.25	—	—	(22,364)	49.25

Nonvested at December 31, 2009	1,348,794	$46.64	44,615	$47.81	1,393,409	$46.68

Shares available for issuance under the Company’s 2001 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan totaled 1.3 million at December 31, 2009. The total fair value of shares vested during the year ended December 31, 2009 was $22.9 million (2008 – $19.8 million, 2007 – $17.4 million). Cash in the amount of $9.2 million was received from employees as a result of employee stock option exercises during the year ended December 31, 2009 (2008 – $3.0 million, 2007 – $0.5 million). In connection with these exercises, there was no tax benefit realized by the Company. The Company issues new shares upon the exercise of an option.

The total stock compensation expense recognized in the Company’s consolidated statements of operations for the year ended December 31, 2009 was $38.0 million (2008 – $26.3 million, 2007 – $23.4 million). As of December 31, 2009, there was $45.5 million of total unrecognized compensation cost related to restricted shares and $4.4 million related to stock options expense which will be recognized during the next 2.6 years and 1.4 years, respectively.

All of the Company’s employees are eligible for defined contribution pension plans. Contributions are primarily based upon a percentage of eligible compensation. The Company contributed $3.3 million to its defined contribution pension plans in 2009 (2008 – $2.3 million, 2007 – $1.7 million).

NOTE 22.    STATUTORY REQUIREMENTS

Under the Insurance Act 1978, amendments thereto and Related Regulations of Bermuda (“the Act”), certain subsidiaries of the Company are required to prepare statutory financial statements and to file in Bermuda a statutory financial return. The Act also requires these subsidiaries of the Company to maintain certain measures of solvency and liquidity. At December 31, 2009, the statutory capital and surplus of the Bermuda subsidiaries was $3.3 billion (2008 – $3.2 billion) and the amount required to be maintained under Bermuda law was $528.1 million (2008 – $525.5 million).

Under the Act, Renaissance Reinsurance and DaVinci are classified as Class 4 insurers, and are therefore restricted as to the payment of dividends in the amount of 25% of the prior year’s statutory capital and surplus, unless at least two members of the Board of Directors attest that a dividend in excess of this amount would not cause the company to fail to meet its relevant margins. During 2009, Renaissance Reinsurance and DaVinci declared aggregate cash dividends of $781.8 million (2008 – $238.1 million) and $4.1 million (2008 – $6.9 million), respectively.

Under the Act, Glencoe is classified as a Class 3A insurer and Glencoe is also eligible as an excess and surplus lines insurer in a number of states in the U.S. Under the various capital and surplus requirements in Bermuda and in these states, Glencoe is required to maintain a minimum amount of capital and surplus. In this regard, the declaration of dividends from retained earnings and distributions from additional paid-in capital are limited to the extent that the above requirement is met. During 2009, Glencoe declared aggregate cash dividends and returned capital of $nil and $124.0 million, respectively (2008 – $40.0 million and $160.5 million).

In 2008, new statutory legislation was enacted in Bermuda, which included, among other things, the Bermuda Solvency Capital Requirement (“BSCR”) which is a standard mathematical model designed to give the Bermuda Monetary Authority (“BMA”) more advanced methods for determining an insurer’s capital adequacy. Underlying the BSCR is the belief that all insurers should operate on an ongoing basis with a view to maintaining their capital at a prudent level in excess of the minimum solvency margin otherwise prescribed under the Act. The Company is currently completing the 2009 BSCR for its Class 4 insurers, Renaissance Reinsurance and DaVinci, and at this time believes both companies will exceed the target level of required capital.

The Company’s principal U.S. insurance subsidiary Stonington is also required to maintain certain measures of solvency and liquidity. State statutes place limitations on the amount of dividends or other distributions payable by Stonington to its affiliates. Stonington is also subject to risk-based capital requirements. The formula for determining the risk-based capital requirements produces a risk-adjusted target capital level of statutory capital by applying certain factors to an insurer’s business risks, including, but not limited to, asset risk, credit risk, underwriting risk and operational risk. If Stonington’s statutory capital and surplus falls below the target capital level, the Texas insurance commissioner is authorized to take varying degrees of regulatory actions depending on the level of capital inadequacy, to protect policyholders and creditors. At December 31, 2009, the estimated consolidated statutory capital and surplus of Stonington was $122.3 million (2008 – $128.6 million). Because of an accumulated deficit in earned surplus from prior operations, Stonington cannot currently pay an ordinary dividend without Texas insurance commissioner approval.

Under the Lloyd’s regulations for start-up syndicates, the statutory capital of Syndicate 1458, known as Funds at Lloyd’s (the “FAL”), is calculated using the internal Lloyd’s risk-based capital model. In addition, if the FAL are not sufficient to cover all losses, the Lloyd’s Central Fund provides an additional level of security for policyholders. At December 31, 2009, the FAL requirement set by Lloyd’s for Syndicate 1458 is £47.6 million based on its business plan, approved in October 2009. Actual FAL posted for Syndicate 1458 at December 31, 2009 by RenaissanceRe CCL, is £61.0 million, supported 100% by letters of credit. From 2010 onwards, the FAL requirements will be based on an internal model, agreed by Lloyd’s, and from October 2012, Syndicate 1458’s capital requirements are expected to be driven by Solvency II requirements.

The differences between statutory basis financial statements and financial statements prepared in accordance with U.S. GAAP vary between domestic and foreign jurisdictions. The principal differences in Bermuda are that statutory financial statements do not reflect deferred acquisition costs, prepaid assets, or fixed assets. Also, reinsurance assets and liabilities are presented net of retrocessional reinsurance and there is no cash flow statement. The principal differences in the U.S. are that statutory financial statements do not reflect deferred acquisition costs, bonds are carried at amortized cost, deferred income tax is charged or credited directly to equity, subject to limitations, and reinsurance assets and liabilities are presented net of retrocessional reinsurance. In the U.K., Syndicate 1458 files annual syndicate accounts with Lloyd’s, which in turn are provided to the Financial Services Authority (“FSA”). The FSA prescribes a set of admissible assets for statutory reporting purposes, which include deferred acquisition costs. Assets not listed as admissible are deemed inadmissible and such assets include deferred tax assets. The Company has not used any statutory accounting practices that are not prescribed.

NOTE 23.    DERIVATIVE INSTRUMENTS

The Company enters into derivative instruments such as futures, options, swaps, forward contracts and other derivative contracts in order to manage its foreign currency exposure, obtain exposure to a particular financial market, for yield enhancement, or for trading and speculation. The Company accounts for its derivatives in accordance with FASB ASC Topic Derivatives and Hedging, which requires all derivatives to be recorded at fair value on the Company’s balance sheet as either assets or liabilities, depending on the rights or obligations of the derivatives, with changes in fair value reflected in current earnings. The Company does not currently apply hedge accounting in respect of any positions reflected in its consolidated financial statements. The fair value of the Company’s derivatives are estimated by reference to quoted prices or broker quotes, where available, or in the absence of quoted prices or broker quotes, the use of industry or internal valuation models.

The Company’s guidelines permit, subject to approval, investments in derivative instruments such as futures, forward contracts, options, swap agreements and other derivative contracts which may be used to assume risk or for hedging purposes. The Company principally has exposure to derivatives related to the following types of risks: interest rate risk; foreign currency risk; credit risk; energy and weather-related risk; and equity price risk.

Interest Rate Futures

The Company uses interest rate futures within its portfolio of fixed maturity investments to manage its exposure to interest rate risk, which can include increasing or decreasing its exposure to this risk. At December 31, 2009, the Company had $826.9 billion of notional long positions and $46.5 million of notional short positions of primarily Eurodollar and non-U.S. dollar futures contracts. The fair value of these derivatives as recognized in other assets and liabilities in its consolidated balance sheet at December 31, 2009 was $0.9 million (2008 – $0.1 million) and $0.1 million (2008 – $0.1 million), respectively. During 2009, the Company recorded gains of $5.2 million (2008 – gains of $12.4 million, 2007 – losses of $1.9 million) in its consolidated statement of operations related to these derivatives. The fair value of these derivatives is determined using exchange traded prices.

Foreign Currency Derivatives

The Company’s functional currency is the U.S. dollar. The Company writes a portion of its business in currencies other than U.S. dollars and may, from time to time, experience foreign exchange gains and losses, other income (loss) and incur underwriting income (losses) in currencies other than U.S. dollars, which will in turn affect the Company’s consolidated financial statements. All changes in exchange rates, with the exception of non-U.S. dollar denominated investments classified as available for sale, are recognized currently in the Company’s consolidated statements of operations.

Underwriting Related Foreign Currency Contracts

The Company’s foreign currency policy with regard to its underwriting operations is generally to hold foreign currency assets, including cash, investments and receivables that approximate the foreign currency liabilities, including claims and claim expense reserves and reinsurance balances payable. When necessary, the Company may use foreign currency forward and option contracts to minimize the effect of fluctuating foreign currencies on the value of non-U.S. dollar denominated assets and liabilities associated with its underwriting operations. At December 31, 2009, the total notional amount in U.S. dollars of the Company’s underwriting related foreign currency contracts was $21.0 million (2008 – $133.0 million). For the year ended December 31, 2009, the Company incurred a loss of $0.1 million (2008 – $21.4 million, 2007 – generated a gain of $3.6 million) on its foreign currency forward and option contracts related to its underwriting operations.

Investment Portfolio Related Foreign Currency Forward Contracts

The Company’s investment operations are exposed to currency fluctuations through its investments in non-U.S. dollar fixed maturity investments, short term investments and other investments. To economically hedge its exposure to currency fluctuations from these investments, the Company has entered into foreign currency forward contracts. Foreign exchange gains (losses) associated with the Company’s hedging of these non-U.S. dollar investments are recorded in net foreign exchange gains (losses) in its consolidated statements of operations. At December 31, 2009, the Company had outstanding investment portfolio related foreign currency contracts of $316.7 million in short positions and $95.2 million in long positions, denominated in U.S. dollars. For the year ended December 31, 2009, the Company recorded a loss of $6.4 million (2008 – gain of $5.8 million. 2007 – loss of $15.1 million) related to its foreign currency forward contracts entered into to seek to economically hedge the Company’s non-U.S. dollar investments.

Energy and Risk Management Operations Related Foreign Currency Contracts

The Company’s energy and risk management operations are exposed to currency fluctuations through certain derivative transactions it enters into that are denominated in non-U.S. dollars. The Company may, from time to time, use foreign currency forward and option contracts to minimize the effect of fluctuating foreign currencies on the value of non-U.S. dollar denominated assets and liabilities associated with these operations. At December 31, 2009, the total notional amount in U.S. dollars of the Company’s energy and risk management operations related foreign currency contracts was $13.0 million. For the year ended December 31, 2009, the Company incurred losses of $0.5 million (2008 – generated income of $0.1 million, 2007 – $nil) on its foreign currency forward and option contracts related to its energy and risk management operations.

Credit Derivatives

The Company’s exposure to credit risk is primarily due to its fixed maturity investments, short term investments, premiums receivable and ceded reinsurance balances. From time to time, the Company purchases credit derivatives to hedge its exposures in the insurance industry, to assist in managing the credit risk associated with ceded reinsurance, or to assume credit risk. The fair value of the credit derivatives is determined using industry valuation models. The fair value of these credit derivatives can change based on a variety of factors including changes in credit spreads, default rates and recovery rates, the correlation of credit risk between the referenced credit and the counterparty, and market rate inputs such as interest rates. The fair value of these credit derivatives, as recognized in other liabilities in the Company’s balance sheet, at December 31, 2009 was $0.5 million (2008 – $0.9 million). During 2009, the Company recorded gains of $0.3 million (2008 – $1.1 million, 2007 – $0.5 million) which are included in other income (loss) and represents net settlements and changes in the fair value of these credit derivatives.

Energy and Weather-Related Derivatives

The Company transacts certain derivative-based risk management products primarily to address weather and energy risks and engages in hedging and trading activities related to these risks. The trading markets for these derivatives are generally linked to energy and agriculture commodities, weather and other natural phenomena. Currently, a significant percentage of the Company’s derivative-based risk management products are transacted on a dual-trigger basis combining weather or other natural phenomenon, with prices for commodities or securities related to energy or agriculture. The fair value of these contracts is obtained through the use of quoted market prices, or in the absence of such quoted prices, industry or internal valuation models. These contracts are recorded on the Company’s balance sheet in other assets and other liabilities and totaled $17.0 million and $25.1 million, respectively, at December 31, 2009 (2008 – $41.7 million and $38.8 million, respectively). During 2009, the Company generated income related to these derivatives of $52.3 million (2008 – $33.7 million, 2007 – incurred losses of $1.1 million) which is included in other income (loss) and represents net settlements and changes in the fair value of these contracts. Generally, the Company’s current portfolio of such derivative contracts is of comparably short duration and are frequently seasonal in nature.

At December 31, 2009, the Company had the following gross derivative contract positions outstanding relating to its energy and weather derivatives trading activities.

Trading activity	Quantity (1)	Unit of measurement

Weather	1,651,118	$ per Degree Day
Weather	228,000	£ per Degree Day
Weather	350,000	AU$ per Degree Day
Weather	108,000	C$ per Degree Day
Weather	200,000	€ per Degree Day
Weather	2,000,000	AU$ per Weather Index Unit
Weather	1,000,000	¥ Cumulative Average Temperature
Heating oil	109,776,546	Gallons
Natural gas	28,813,970	One million British thermal units (“MMBTUs”)
Crude oil	135,000	Barrels
Power	336,000	Megawatts per hour (“MWhr”)
Corn	2,640,000	Bushels
Soybeans	880,000	Bushels
Power	18,000,000	AU$
Fuel Oil	84,000	Gallons
Snow	200,000	$ per Event

(1)	Represents the sum of gross long and gross short derivative contracts.

The Company uses value-at-risk (“VaR”) analysis to monitor the risks associated with its energy and weather derivatives trading portfolio. VaR is a tool that measures the potential loss that could occur if the Company’s trading positions were maintained over a defined period of time, calculated at a given statistical confidence level. Due to the seasonal nature of the Company’s energy and weather derivatives trading activities, the VaR is based on a rolling two season (one-year) holding period assuming no dynamic trading during the holding period. A 99% confidence level is used for the VaR analysis. A 99% confidence level implies that within a one-year period, the potential loss in the Company’s portfolio is not expected to exceed the VaR estimate in 99% of the possible modeled outcomes. In the remaining estimated 1% of the possible outcomes, the anticipated potential loss is expected to be higher than the VaR figure, and on average substantially higher.

The VaR model, based on a Monte Carlo simulation methodology, seeks to take into account correlations between different positions and potential for movements to offset one another within the portfolio. The expected value of the risk factors in the Company’s portfolio are generally obtained from exchange-traded futures markets. For most of the risk factors, the volatility is derived from exchange-traded options markets. For those risk factors for which exchange-traded options might not exist, the volatility is based on historical analysis matched to broker quotes from the over-the-counter market, where available. The joint distribution of outcomes is based on the Company’s estimate of the historical seasonal dependence among the underlying risk factors, scaled to the current market levels. The Company then estimates the expected outcomes by applying a Monte Carlo simulation to these risk factors. The joint distribution of the simulated risk factors is then filtered through the portfolio positions, and then the distribution of the outcomes is realized. The 99th percentile of this distribution is then calculated as the portfolio VaR. The major limitation of this methodology is that the market data used to forecast parameters of the model may not be an appropriate proxy of those parameters. The VaR methodology uses a number of assumptions, such as (i) risks are measured under average market conditions, assuming normal distribution of market risk factors, (ii) future movements in market risk factors follow estimated historical movements, and (iii) the assessed exposures do not change during the holding period. There is no guarantee that these assumptions will prove correct. The Company expects that, for any given period, its actual results will differ from its assumptions, including with respect to previously estimated potential losses and that such losses could be substantially higher than the estimated VaR.

At December 31, 2009, the estimated VaR for the Company’s portfolio of energy and weather-related derivatives, as described above, calculated at an estimated 99% confidence level, was $23.1 million. The average, low and high amounts calculated by the Company’s VaR analysis during the year ended December 31, 2009 were $21.5 million, $0.1 million and $46.4 million, respectively.

Platinum Warrant

The Company holds a warrant, which expires on October 30, 2012, to purchase up to 2.5 million common shares of Platinum Underwriters Holding Ltd. (“Platinum”) for $27.00 per share. The Company has recorded its investment in the Platinum warrant at fair value. At December 31, 2009, the fair value of the warrant was $34.9 million (2008 – $29.9 million). The fair value of the warrant is estimated using the Black-Scholes option pricing model. For the year ended December 31, 2009, income of $5.0 million (2008 – loss of $0.5 million, 2007 – income of $5.5 million) was recorded in other income (loss) representing the change in the fair value of the warrant.

The table below shows the location on the consolidated balance sheet and fair value of the Company’s principal derivative instruments:

	Derivative Assets
At December 31,	2009		2008
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value

Interest rate futures	Other assets	$862	Other assets	$96
Foreign currency forward contracts (1)	Other assets	—	Other assets	—
Foreign currency forward contracts (2)	Other assets	3,292	Other assets	—
Foreign currency forward contracts (3)	Other assets	49	Other assets	6
Credit default swaps	Other assets	—	Other assets	—
Energy and weather contracts (4)	Other assets	17,006	Other assets	41,668
Platinum warrant	Other assets	34,871	Other assets	29,913

Total		$56,080		$71,683

	Derivative Liabilities
At December 31,	2009		2008
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value

Interest rate futures	Other liabilities	$143	Other liabilities	$148
Foreign currency forward contracts (1)	Other liabilities	776	Other liabilities	26,428
Foreign currency forward contracts (2)	Other liabilities	—	Other liabilities	2,955
Foreign currency forward contracts (3)	Other liabilities	—	Other liabilities	—
Credit default swaps	Other liabilities	549	Other liabilities	854
Energy and weather contracts (4)	Other liabilities	25,086	Other liabilities	38,819
Platinum warrant	Other liabilities	—	Other liabilities	—

Total		$26,554		$69,204

(1)	Contracts used to manage foreign currency risks in underwriting and non-investment operations.

(2)	Contracts used to manage foreign currency risks in investment operations.

(3)	Contracts used to manage foreign currency risks in energy and risk operations.

(4)	Included in other assets is $22.7 million of derivative assets (2008 – $64.0 million) and $5.7 million of derivative liabilities (2008 – $22.3 million). Included in other liabilities is $55.9 million of derivative assets (2008 – $33.7 million) and $81.0 million of derivative liabilities (2008 – $72.6 million).

The location and amount of the gain (loss) recognized in the Company’s consolidated statement of operations related to the Company’s principal derivative instruments is shown in the following table:

Year ended December 31,	Location of gain (loss) recognized on derivatives	Amount of gain (loss) recognized on derivatives
		2009	2008

Interest rate futures	Net investment income	$5,173	$12,391
Foreign currency forward contracts (1)	Net foreign exchange (losses) gains	(86)	(21,366)
Foreign currency forward contracts (2)	Net foreign exchange (losses) gains	(6,400)	5,784
Foreign currency forward contracts (3)	Net foreign exchange (losses) gains	(485)	62
Credit default swaps	Other income (loss)	312	1,148
Energy and weather contracts	Other income (loss)	52,294	33,681
Platinum warrant	Other income (loss)	4,958	(538)

Total		$55,766	$31,162

(1)	Contracts used to manage foreign currency risks in underwriting and non-investment operations.

(2)	Contracts used to manage foreign currency risks in investment operations.

(3)	Contracts used to manage foreign currency risks in energy and risk operations.

The Company is not aware of the existence of any credit-risk related contingent features that it believes would be triggered in its derivative instruments that are in a net liability position at December 31, 2009.

NOTE 24.    COMMITMENTS AND CONTINGENCIES

CONCENTRATION OF CREDIT RISK

Instruments which potentially subject the Company to concentration of credit risk consist principally of investments, including the Company’s equity method investments, cash, premiums receivable and reinsurance balances. The Company limits the amount of credit exposure to any one financial institution and, except for U.S. Government securities, none of the Company’s investments exceeded 10% of shareholders’ equity at December 31, 2009. See “Note 8. Ceded Reinsurance”, for information with respect to losses recoverable.

EMPLOYMENT AGREEMENTS

The Board of Directors has authorized the execution of employment agreements between the Company and certain officers. These agreements provide for, among other things, severance payments under certain circumstances, as well as accelerated vesting of options and restricted stock grants, upon a change in control, as defined therein and by the Company’s 2001 Stock Incentive Plan and Premium Option Plan.

LETTERS OF CREDIT AND OTHER COMMITMENTS

At December 31, 2009, the Company’s banks have issued letters of credit of approximately $944.4 million in favor of certain ceding companies. In connection with the Company’s Top Layer Re joint venture, the Company has committed $37.5 million of collateral to support a letter of credit and is obligated to make a mandatory capital contribution of up to $50.0 million in the event that a loss reduces Top Layer Re’s capital and surplus below a specified level. The letters of credit are secured by cash and investments of similar amounts. The Company’s principal letter of credit facility contains certain financial covenants.

At December 31, 2009, the Company has provided guarantees in the amount of $161.0 million to certain counterparties of the weather and energy risk management operations of Renaissance Trading.

On April 29, 2009, Renaissance Reinsurance entered into a Master Reimbursement Agreement (the “Reimbursement Agreement”) and a Pledge Agreement (the “Pledge Agreement”) with Citibank Europe PLC (“CEP”). The Reimbursement Agreement provides for the issuance and renewal of letters of credit by CEP from time to time in its sole discretion, which will be used to support business written by the newly formed Syndicate 1458, described above. Letter of credit fees will be payable pursuant to the terms of the Reimbursement Agreement. Two letters of credit in the amount of $109.5 million and £25.0 million, respectively, were issued by CEP on April 29, 2009, having an expiration date of December 31, 2013. At December 31, 2009, these letters of credit amounted to $74.3 million and £15.0 million, respectively. Pursuant to the Pledge Agreement, Renaissance Reinsurance has agreed to pledge and maintain certain securities with a collateral value equal to 75% of the aggregate amount of the then outstanding letters of credit. In respect of the 25% unsecured portion, Renaissance Reinsurance is required to comply with certain financial covenants, including maintaining a certain minimum financial strength rating, minimum net worth, and a maximum consolidated debt to capital ratio for the consolidated group. In the event Renaissance Reinsurance is unable to satisfy any of these financial covenants, it will be required to pledge additional collateral in respect of the unsecured portion.

PRIVATE EQUITY AND INVESTMENT COMMITMENTS

The Company has committed capital to private equity partnerships and other entities of $650.7 million, of which $424.2 million has been contributed at December 31, 2009. These commitments do not have a defined contractual commitment date.

INDEMNIFICATIONS AND WARRANTIES

In the ordinary course of its business, the Company may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the Company. Based on past experience, management currently believes that the likelihood of such an event is remote.

AGRO NATIONAL ASSET PURCHASE AGREEMENT

As determined in accordance with the terms of the asset purchase agreement for Agro National, the Company may be required to pay certain additional amounts. The additional amounts, if any, will be paid in cash in 2011 within 30 days after the annual settlement date of the 2010 crop year. The additional amounts are calculated in accordance with the terms of the asset purchase agreement and include a payment of 33% of the cumulative adjusted excess profit for the 2008, 2009 and 2010 crop years. The cumulative adjusted excess profit is based on the profit, if any, in excess of a 20% cumulative return on net retained premium for the 2008, 2009 and 2010 crop years, as further defined in the agreement. The Company is unable to quantify these amounts at this time. See “Note 4. Business Combinations” for additional information on Agro National.

OPERATING LEASES

The Company and its subsidiaries lease office space under operating leases which expire at various dates through 2019. Future minimum lease payments under existing operating leases are expected to be as follows:

Year ended December 31,	Minimum lease payments

2010	$9,190
2011	8,477
2012	7,572
2013	6,259
2014	4,853
After 2014	8,782

$45,133

CAPITAL LEASES

During the fourth quarter of 2007, the Company entered into a capital lease transaction, committing the Company to lease additional office space in Bermuda. Upon completion of construction of the building in July 2008, the Company commenced making lease payments. The initial lease term is for 20 years, with a bargain renewal option for an additional 30 years.

The future minimum lease payments detailed below, relate principally to the transaction noted above, excluding the bargain renewal option, and are estimated to be $50.6 million in the aggregate.

Year ended December 31,	Minimum lease payments

2010	$2,892
2011	2,892
2012	2,892
2013	2,892
2014	2,892
After 2014	36,168

$50,628

LITIGATION

The Company’s operating subsidiaries are subject to claims litigation involving disputed interpretations of policy coverages. Generally, the Company’s primary insurance operations are subject to greater frequency and diversity of claims and claims-related litigation and, in some jurisdictions, may be subject to direct actions by allegedly injured persons or entities seeking damages from policyholders. These lawsuits, involving claims on policies issued by the Company’s subsidiaries which are typical to the insurance industry in general and in the normal course of business, are considered in its loss and loss expense reserves which are discussed in its loss reserves discussion. In addition to claims litigation, the Company and its subsidiaries are subject to lawsuits and regulatory actions in the normal course of business that do not arise from or directly relate to claims on insurance policies. This category of business litigation may involve allegations of underwriting or claims-handling errors or misconduct, employment claims, regulatory activity or disputes arising from the Company’s business ventures. Any such litigation or arbitration contains an element of uncertainty, and the Company believes the inherent uncertainty in such matters may have increased recently and will likely continue to increase. Currently, the Company believes that no individual, normal course litigation or arbitration to which it is presently a party is likely to have a material adverse effect on its financial condition, business or operations.

NOTE 25.    QUARTERLY FINANCIAL RESULTS (UNAUDITED)

	Quarter Ended March 31,		Quarter Ended June 30,		Quarter Ended September 30,		Quarter Ended December 31,
	2009	2008	2009	2008	2009	2008	2009	2008

Revenues
Gross premiums written	$598,301	$527,038	$855,172	$807,575	$202,413	$239,806	$73,046	$161,609

Net premiums written	$446,836	$403,116	$631,370	$614,022	$75,098	$194,408	$53,093	$142,074

Net premiums earned	$301,748	$308,914	$379,817	$376,573	$296,013	$379,342	$296,238	$321,995
Net investment income (loss)	42,126	52,503	114,293	38,685	106,815	15,767	60,747	(82,724)
Net foreign exchange (losses) gains	(10,155)	4,936	(4,162)	(231)	1,556	3,448	(862)	(5,553)
Equity in earnings (losses) of other ventures	1,736	6,250	5,432	4,872	4,331	2,333	(523)	148
Other (loss) income	(14,795)	8,012	(3,656)	(24)	13,424	2,258	7,048	6
Net realized and unrealized gains (losses) on fixed maturity investments	22,126	14,712	18,889	2,412	16,794	11,198	35,353	(17,622)
Total other-than-temporary impairments	(19,022)	(25,382)	(5,289)	(26,573)	(1,408)	(98,808)	(1,280)	(66,251)
Portion recognized in other comprehensive income, before taxes	—	—	3,456	—	1,062	—	—	—

Net other-than-temporary impairments	(19,022)	(25,382)	(1,833)	(26,573)	(346)	(98,808)	(1,280)	(66,251)

Total revenues	323,764	369,945	508,780	395,714	438,587	315,538	396,721	149,999

Expenses
Net claims and claim expenses incurred	86,197	82,156	66,823	114,217	38,567	535,347	5,700	28,769
Acquisition costs	44,604	46,428	52,495	53,613	44,203	54,231	48,473	59,281
Operational expenses	39,757	30,113	46,865	33,494	45,498	30,296	57,566	28,262
Corporate expenses	6,588	8,703	6,339	7,111	(4,319)	3,116	5,632	6,705
Interest expense	4,136	6,804	4,200	5,937	3,748	5,379	3,027	6,513

Total expenses	181,282	174,204	176,722	214,372	127,697	628,369	120,398	129,530

Income (loss) before taxes	142,482	195,741	332,058	181,342	310,890	(312,831)	276,323	20,469
Income tax benefit (expense)	852	(7,686)	(652)	6,295	(3,993)	455	(5,301)	368

Net income (loss)	143,334	188,055	331,406	187,637	306,897	(312,376)	271,022	20,837
Net (income) loss attributable to redeemable noncontrolling interest – DaVinciRe	(35,475)	(40,315)	(49,652)	(41,341)	(37,694)	91,977	(48,680)	(65,454)

Net income (loss) attributable to RenaissanceRe	107,859	147,740	281,754	146,296	269,203	(220,399)	222,342	(44,617)
Dividends on preference shares	(10,575)	(10,575)	(10,575)	(10,575)	(10,575)	(10,575)	(10,575)	(10,575)

Net income (loss) available (attributable) to RenaissanceRe common shareholders	$97,284	$137,165	$271,179	$135,721	$258,628	$(230,974)	$211,767	$(55,192)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$1.57	$2.09	$4.35	$2.16	$4.15	$(3.79)	$3.41	$(0.91)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$1.57	$2.05	$4.32	$2.13	$4.12	$(3.79)	$3.38	$(0.91)

Average shares outstanding – basic	60,635	65,528	60,963	62,921	60,898	60,943	60,604	60,732
Average shares outstanding – diluted	60,989	66,803	61,322	63,878	61,367	61,694	61,161	61,269

Net claims and claim expense ratio	28.6%	26.6%	17.6%	30.3%	13.0%	141.1%	1.9%	8.9%
Underwriting expense ratio	27.9%	24.8%	26.2%	23.2%	30.3%	22.3%	35.8%	27.2%

Combined ratio	56.5%	51.4%	43.8%	53.5%	43.3%	163.4%	37.7%	36.1%

NOTE 26.    SUMMARIZED FINANCIAL INFORMATION OF CHANNELRE HOLDINGS LTD.

The following tables provide summarized financial information for ChannelRe, which is accounted for using the equity method of accounting, for 2009, 2008 and 2007. The Company calculates its proportionate share in the equity of ChannelRe one quarter in arrears, except for 2007, which includes ChannelRe’s estimated loss for the fourth quarter of 2007 due to significant net unrealized mark-to-market losses on credit derivatives and other credit-related products issued by ChannelRe. The summary information provided below is for the twelve months ended September 30, 2009, 2008 and 2007, respectively.

As at September 30,	2009	2008	2007

Balance Sheet Data

Total investments, at fair value	$749,451	$690,772	$637,890
Cash and cash equivalents	2,037	8,404	18,990
Deferred acquisition costs	54,947	31,692	36,994
Derivative assets	—	86,000	20,000
Reinsurance premiums receivable	98,373	174	3,921
Salvage and impairment recoverables	57,404	—	—
Other assets	3,706	8,875	6,537

Total assets	$965,918	$825,917	$724,332

Deferred premium revenue	$222,741	$123,187	$144,478
Loss and loss adjustment expenses reserves	23,780	41,172	28,245
Loss and credit impairments payable	64,356	—	—
Derivative liabilities	762,133	743,167	115,443
Other liabilities	5,440	8,620	6,840

Total liabilities	1,078,450	916,146	295,006

Noncontrolling interest	(29,227)	(25,179)	119,815
Deficiency in assets / shareholders’ equity	(83,305)	(65,050)	309,511

Total liabilities, noncontrolling interest and shareholders’ equity	$965,918	$825,917	$724,332

Twelve months ended September 30,	2009	2008	2007

Statement of Operations Data

Premiums earned	$41,450	$47,904	$45,354
Net investment income	24,857	30,246	29,430

Total revenues	66,307	78,150	74,784

Losses incurred	23,725	27,508	11,638
Acquisition costs	11,034	12,163	12,362
Other expenses	11,232	2,868	4,529

Total expenses	45,991	42,539	28,529

Realized (losses) gains and other settlements on derivatives	(96,113)	18,461	14,493
Unrealized losses on derivatives	(9,157)	(560,674)	(91,003)

Net change in fair value of derivatives	(105,270)	(542,213)	(76,510)
Net realized gains (losses) on investments	8,217	1	(239)
Net (losses) gains on foreign exchange	(8,142)	1,271	1,680

Net realized and unrealized losses	(105,195)	(540,941)	(75,069)

Net loss attributable to noncontrolling interest	23,676	141,024	8,043

Net loss attributable to common shareholders	$(61,203)	$(364,306)	$(20,771)

ChannelRe experienced significant unrealized mark-to-market losses arising from financial guaranty contracts accounted for as derivatives under GAAP during 2007, and as a result, ChannelRe’s GAAP shareholders’ equity decreased to below $nil as of December 31, 2007 and remained negative throughout 2008 and 2009. As such, the Company reduced the carried value of its equity investment in ChannelRe to $nil as of December 31, 2007, and at December 31, 2008 and 2009, the carried value of its equity investment in ChannelRe continues to be $nil.

Certain amounts have been reclassified in the prior years’ financial information, noted above, to conform to the current presentation.

NOTE 27.	SUBSEQUENT EVENTS

Subsequent to December 31, 2009 and through February 17, 2010, the Company repurchased 1.9 million of its common shares at an aggregate cost of $101.5 million at an average share price of $53.78. On February 17, 2010, the Company approved an increase in its authorized share repurchase program to an aggregate amount of $500.0 million. As a result of the new authorization noted above, as of February 17, 2010, a total of $500.0 million was available for repurchase under the Company’s share repurchase program.

NOTE 28.	CONDENSED CONSOLIDATING FINANCIAL INFORMATION PROVIDED IN CONNECTION WITH OUTSTANDING DEBT OF SUBSIDIARIES

The following tables present condensed consolidating balance sheets at December 31, 2009 and 2008, and condensed consolidating statements of operations and statements of cash flows for the years ended December 31, 2009, 2008 and 2007, for RenaissanceRe (the “Parent Guarantor”), RenRe North America Holdings Inc. (the “Subsidiary Issuer”) and the non-guarantor subsidiaries. The Subsidiary Issuer is a wholly owned subsidiary of the Parent Guarantor. The Subsidiary Issuer anticipates filing a preliminary prospectus with respect to the offering of its senior notes due 2015 (the “Senior Notes”). The Parent Guarantor would fully and unconditionally guarantee the Senior Notes of the Subsidiary Issuer.

Condensed Consolidating Balance Sheet December 31, 2009	RenaissanceRe Holdings Ltd. (Parent Guarantor)	RenRe North America Holdings Inc. (Subsidiary Issuer)	Other RenaissanceRe Holdings Ltd. Subsidiaries and Eliminations (Non-guarantor Subsidiaries) (1)	Consolidating Adjustments (2)	RenaissanceRe Consolidated

Assets
Total investments	$484,560	$410	$5,768,441	$—	$6,253,411
Cash and cash equivalents	15,206	7,606	237,904	—	260,716
Investments in subsidiaries	3,310,916	369,997	—	(3,680,913)	—
Due from subsidiaries and affiliates	182,565	—	—	(182,565)	—
Premiums receivable	—	—	589,827	—	589,827
Ceded reinsurance balances	—	—	91,852	—	91,852
Losses recoverable	—	—	194,241	—	194,241
Accrued investment income	1,727	—	30,201	—	31,928
Deferred acquisition costs	—	—	61,870	—	61,870
Other assets	17,199	—	304,863	(4,866)	317,196

Total assets	$4,012,173	$378,013	$7,279,199	$(3,868,344)	$7,801,041

Liabilities, Redeemable Noncontrolling Interest and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$—	$—	$1,702,006	$—	$1,702,006
Reserve for unearned premiums	—	—	446,649	—	446,649
Debt	124,000	80,000	200,000	(104,000)	300,000
Amounts due to subsidiaries and affiliates	12,522	1,155	—	(13,677)	—
Reinsurance balances payable	—	—	381,548	—	381,548
Other liabilities	34,865	15,138	293,402	—	343,405

Total liabilities	171,387	96,293	3,023,605	(117,677)	3,173,608

Redeemable noncontrolling interest - DaVinciRe	—	—	786,647	—	786,647

Shareholders’ Equity
Total shareholders’ equity	3,840,786	281,720	3,468,947	(3,750,667)	3,840,786

Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$4,012,173	$378,013	$7,279,199	$(3,868,344)	$7,801,041

(1)	Includes all other subsidiaries of RenaissanceRe Holdings Ltd. and eliminations.
(2)	Includes Parent Guarantor and Subsidiary Issuer consolidating adjustments.

Condensed Consolidating Balance Sheet December 31, 2008	RenaissanceRe Holdings Ltd. (Parent Guarantor)	RenRe North America Holdings Inc. (Subsidiary Issuer)	Other RenaissanceRe Holdings Ltd. Subsidiaries and Eliminations (Non-guarantor Subsidiaries) (1)	Consolidating Adjustments (2)	RenaissanceRe Consolidated

Assets
Total investments	$307,549	$412	$5,734,621	$—	$6,042,582
Cash and cash equivalents	5,122	5,562	264,008	—	274,692
Investments in subsidiaries	3,059,524	362,972	—	(3,422,496)	—
Due from subsidiaries and affiliates	18,123	—	—	(18,123)	—
Premiums receivable	—	—	565,630	—	565,630
Ceded reinsurance balances	—	—	88,019	—	88,019
Losses recoverable	—	—	299,534	—	299,534
Accrued investment income	1,214	1	25,399	—	26,614
Deferred acquisition costs	—	—	81,904	—	81,904
Other assets	13,745	—	592,010	(679)	605,076

Total assets	$3,405,277	$368,947	$7,651,125	$(3,441,298)	$7,984,051

Liabilities, Redeemable Noncontrolling Interest and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$—	$—	$2,160,612	$—	$2,160,612
Reserve for unearned premiums	—	—	510,235	—	510,235
Debt	250,000	86,000	200,000	(86,000)	450,000
Amounts due to subsidiaries and affiliates	86,262	767	—	(87,029)	—
Reinsurance balances payable	—	—	315,401	—	315,401
Other liabilities	36,272	6,542	703,715	—	746,529

Total liabilities	372,534	93,309	3,889,963	(173,029)	4,182,777

Redeemable noncontrolling interest - DaVinciRe	—	—	768,531	—	768,531

Shareholders’ Equity
Total shareholders’ equity	3,032,743	275,638	2,992,631	(3,268,269)	3,032,743

Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$3,405,277	$368,947	$7,651,125	$(3,441,298)	$7,984,051

(1)	Includes all other subsidiaries of RenaissanceRe Holdings Ltd. and eliminations.
(2)	Includes Parent Guarantor and Subsidiary Issuer consolidating adjustments.

Condensed Consolidating Statement of Operations For the year ended December 31, 2009	RenaissanceRe Holdings Ltd. (Parent Guarantor)	RenRe North America Holdings Inc. (Subsidiary Issuer)	Other RenaissanceRe Holdings Ltd. Subsidiaries and Eliminations (Non-guarantor Subsidiaries) (1)	Consolidating Adjustments (2)	RenaissanceRe Consolidated

Revenues
Net premiums earned	$—	$—	$1,273,816	$—	$1,273,816
Net investment income	11,360	14	312,607	—	323,981
Net foreign exchange losses	(120)	—	(13,503)	—	(13,623)
Equity in earnings of other ventures	—	—	10,976	—	10,976
Other income	516	—	1,505	—	2,021
Net realized and unrealized gains on fixed maturity investments	3,010	—	90,152	—	93,162
Net other-than-temporary impairments	(904)	—	(21,577)	—	(22,481)

Total revenues	13,862	14	1,653,976	—	1,667,852

Expenses
Net claims and claim expenses incurred	—	—	197,287	—	197,287
Acquisition expenses	—	—	189,775	—	189,775
Operational expenses	(6,962)	233	189,453	6,962	189,686
Corporate expenses	8,090	52	6,098	—	14,240
Interest expense	9,306	9,073	(3,268)	—	15,111

Total expenses	10,434	9,358	579,345	6,962	606,099

Income (loss) before equity in net income (loss) of subsidiaries and taxes	3,428	(9,344)	1,074,631	(6,962)	1,061,753
Equity in net income (loss) of subsidiaries	877,730	6,857	—	(884,587)	—

Income (loss) before taxes	881,158	(2,487)	1,074,631	(891,549)	1,061,753
Income tax benefit (expense)	—	3,634	(12,728)	—	(9,094)

Net income	881,158	1,147	1,061,903	(891,549)	1,052,659
Net income attributable to redeemable noncontrolling interest - DaVinciRe	—	—	(171,501)	—	(171,501)

Net income attributable to RenaissanceRe	881,158	1,147	890,402	(891,549)	881,158
Dividends on preference shares	(42,300)	—	—	—	(42,300)

Net income available to RenaissanceRe common shareholders	$838,858	$1,147	$890,402	$(891,549)	$838,858

(1)	Includes all other subsidiaries of RenaissanceRe Holdings Ltd. and eliminations.
(2)	Includes Parent Guarantor and Subsidiary Issuer consolidating adjustments.

Condensed Consolidating Statement of Operations For the year ended December 31, 2008	RenaissanceRe Holdings Ltd. (Parent Guarantor)	RenRe North America Holdings Inc. (Subsidiary Issuer)	Other RenaissanceRe Holdings Ltd. Subsidiaries and Eliminations (Non-guarantor Subsidiaries) (1)	Consolidating Adjustments (2)	RenaissanceRe Consolidated

Revenues
Net premiums earned	$—	$—	$1,386,824	$—	$1,386,824
Net investment (loss) income	(1,745)	201	25,775	—	24,231
Net foreign exchange (losses) gains	(38)	—	2,638	—	2,600
Equity in earnings of other ventures	—	—	13,603	—	13,603
Other (loss) income	(4,634)	—	14,886	—	10,252
Net realized and unrealized gains on fixed maturity investments	701	—	9,999	—	10,700
Net other-than-temporary impairments	(4,578)	—	(212,436)	—	(217,014)

Total revenues	(10,294)	201	1,241,289	—	1,231,196

Expenses
Net claims and claim expenses incurred	—	—	760,489	—	760,489
Acquisition expenses	—	—	213,553	—	213,553
Operational expenses	(8,733)	49	127,800	3,049	122,165
Corporate expenses	20,885	—	4,750	—	25,635
Interest expense	14,613	3,577	6,443	—	24,633

Total expenses	26,765	3,626	1,113,035	3,049	1,146,475

(Loss) income before equity in net income (loss) of subsidiaries and taxes	(37,059)	(3,425)	128,254	(3,049)	84,721
Equity in net income (loss) of subsidiaries	66,079	399	—	(66,478)	—

Income (loss) before taxes	29,020	(3,026)	128,254	(69,527)	84,721
Income tax benefit (expense)	—	1,118	(1,686)	—	(568)

Net income (loss)	29,020	(1,908)	126,568	(69,527)	84,153
Net income attributable to redeemable noncontrolling interest - DaVinciRe	—	—	(55,133)	—	(55,133)

Net income (loss) attributable to RenaissanceRe	29,020	(1,908)	71,435	(69,527)	29,020
Dividends on preference shares	(42,300)	—	—	—	(42,300)

Net (loss) income (attributable) available to RenaissanceRe common shareholders	$(13,280)	$(1,908)	$71,435	$(69,527)	$(13,280)

(1)	Includes all other subsidiaries of RenaissanceRe Holdings Ltd. and eliminations.
(2)	Includes Parent Guarantor and Subsidiary Issuer consolidating adjustments.

Condensed Consolidating Statement of Operations For the year ended December 31, 2007	RenaissanceRe Holdings Ltd. (Parent Guarantor)	RenRe North America Holdings Inc. (Subsidiary Issuer)	Other RenaissanceRe Holdings Ltd. Subsidiaries and Eliminations (Non-guarantor Subsidiaries) (1)	Consolidating Adjustments (2)	RenaissanceRe Consolidated

Revenues
Net premiums earned	$—	$—	$1,424,369	$—	$1,424,369
Net investment income	23,770	263	378,430	—	402,463
Net foreign exchange gains	—	—	3,968	—	3,968
Equity in losses of other ventures	—	—	(128,609)	—	(128,609)
Other (loss) income	(145,596)	—	107,666	—	(37,930)
Net realized and unrealized gains on fixed maturity investments	145	—	26,661	—	26,806
Net other-than-temporary impairments	(327)	—	(25,186)	—	(25,513)

Total revenues	(122,008)	263	1,787,299	—	1,665,554

Expenses
Net claims and claim expenses incurred	—	—	479,274	—	479,274
Acquisition expenses	—	—	254,930	—	254,930
Operational expenses	(5,645)	—	110,464	5,645	110,464
Corporate expenses	24,065	—	4,795	—	28,860
Interest expense	21,193	1,066	11,367	—	33,626

Total expenses	39,613	1,066	860,830	5,645	907,154

(Loss) income before equity in net income of subsidiaries and taxes	(161,621)	(803)	926,469	(5,645)	758,400
Equity in net income (loss) of subsidiaries	774,057	44,836	—	(818,893)	—

Income before taxes	612,436	44,033	926,469	(824,538)	758,400
Income tax (expense) benefit	—	(3,706)	22,138	—	18,432

Net income	612,436	40,327	948,607	(824,538)	776,832
Net income attributable to redeemable noncontrolling interest - DaVinciRe	—	—	(164,396)	—	(164,396)

Net income attributable to RenaissanceRe	612,436	40,327	784,211	(824,538)	612,436
Dividends on preference shares	(42,861)	—	—	—	(42,861)

Net income available to RenaissanceRe common shareholders	$569,575	$40,327	$784,211	$(824,538)	$569,575

(1)	Includes all other subsidiaries of RenaissanceRe Holdings Ltd. and eliminations.
(2)	Includes Parent Guarantor and Subsidiary Issuer consolidating adjustments.

Condensed Consolidating Statement of Cash Flows For the year ended December 31, 2009	RenaissanceRe Holdings Ltd. (Parent Guarantor)	RenRe North America Holdings Inc. (Subsidiary Issuer)	Other RenaissanceRe Holdings Ltd. Subsidiaries and Eliminations (Non-guarantor Subsidiaries) (1)	RenaissanceRe Consolidated

Cash flows provided by operating activities
Net cash provided by operating activities	$32,589	$2,887	$553,413	$588,889

Cash flows provided by (used in) investing activities

Proceeds from sales and maturities of investments available for sale	518,941	—	9,517,493	10,036,434
Purchases of investments available for sale	(477,412)	—	(10,039,496)	(10,516,908)
Proceeds from sales and maturities of investments trading	22,308	—	38,910	61,218
Purchases of investments trading	(216,676)	—	(628,790)	(845,466)
Net sales of short term investments	61,842	2	1,108,193	1,170,037
Net (purchases) sales of other investments	(81,519)	—	85,513	3,994
Net purchases of investments in other ventures	—	—	(3,000)	(3,000)
Net purchases of other assets	—	—	(19,385)	(19,385)
Net purchases of subsidiaries	—	—	(2,741)	(2,741)
Dividends and return of capital from subsidiaries	838,809	9,304	(848,113)	—
Contributions to subsidiaries	(248,589)	(8,752)	257,341	—
Due (from) to subsidiary	(28,373)	388	27,985	—

Net cash provided by (used in) investing activities	389,331	942	(506,090)	(115,817)

Cash flows used in financing activities

Dividends paid - common shares	(59,740)	—	—	(59,740)
Dividends paid - preference shares	(42,300)	—	—	(42,300)
RenaissanceRe common share repurchases	(50,972)	—	—	(50,972)
Capital contributions	—	4,215	(4,215)	—
Net repayment of debt	(126,000)	(6,000)	(18,000)	(150,000)
Reverse repurchase agreement	—	—	(50,042)	(50,042)
Third party DaVinciRe share repurchase	(132,718)	—	—	(132,718)

Net cash used in financing activities	(411,730)	(1,785)	(72,257)	(485,772)

Effect of exchange rate changes on foreign currency cash	(106)	—	(1,170)	(1,276)

Net increase (decrease) in cash and cash equivalents	10,084	2,044	(26,104)	(13,976)

Cash and cash equivalents, beginning of year	5,122	5,562	264,008	274,692

Cash and cash equivalents, end of year	$15,206	$7,606	$237,904	$260,716

(1)	Includes all other subsidiaries of RenaissanceRe Holdings Ltd. and eliminations.

Condensed Consolidating Statement of Cash Flows For the year ended December 31, 2008	RenaissanceRe Holdings Ltd. (Parent Guarantor)	RenRe North America Holdings Inc. (Subsidiary Issuer)	Other RenaissanceRe Holdings Ltd. Subsidiaries and Eliminations (Non-guarantor Subsidiaries) (1)	RenaissanceRe Consolidated

Cash flows provided by (used in) operating activities
Net cash provided by (used in) operating activities	$39,543	$(6,066)	$512,399	$545,876

Cash flows provided by (used in) investing activities

Proceeds from sales and maturities of investments available for sale	511,628	—	10,891,815	11,403,443
Purchases of investments available for sale	(494,683)	—	(10,282,314)	(10,776,997)
Net sales (purchases) of short term investments	141,486	(24)	(492,256)	(350,794)
Net purchases of other investments	(25,900)	—	(192,363)	(218,263)
Net purchases of investments in other ventures	—	—	(37,372)	(37,372)
Net proceeds from other assets	—	—	6,500	6,500
Net purchases of subsidiaries	—	—	(77,631)	(77,631)
Dividends and return of capital from subsidiaries	403,948	2,450	(406,398)	—
Contributions to subsidiaries	(233,560)	(144,376)	377,936	—
Due to (from) subsidiary	138,377	251	(138,628)	—

Net cash provided by (used in) investing activities	441,296	(141,699)	(350,711)	(51,114)

Cash flows (used in) provided by financing activities
Dividends paid - common shares	(57,850)	—	—	(57,850)
Dividends paid - preference shares	(42,300)	—	—	(42,300)
RenaissanceRe common share repurchases	(428,406)	—	—	(428,406)
Capital contributions	—	74,760	(74,760)	—
Net (repayment) drawdown of debt	150,000	68,000	(69,951)	148,049
Redemption of 7.0% Senior Notes	(150,000)	—	—	(150,000)
Reverse repurchase agreement	—	—	50,000	50,000
Secured asset financing	—	—	(11,500)	(11,500)
DaVinci share repurchase	—	—	(100,000)	(100,000)
Third party DaVinciRe share repurchase	43,549	—	—	43,549

Net cash (used in) provided by financing activities	(485,007)	142,760	(206,211)	(548,458)

Effect of exchange rate changes on foreign currency cash	—	—	(1,838)	(1,838)

Net decrease in cash and cash equivalents	(4,168)	(5,005)	(46,361)	(55,534)

Cash and cash equivalents, beginning of year	9,290	10,567	310,369	330,226

Cash and cash equivalents, end of year	$5,122	$5,562	$264,008	$274,692

(1)	Includes all other subsidiaries of RenaissanceRe Holdings Ltd. and eliminations.

Condensed Consolidating Statement of Cash Flows For the year ended December 31, 2007	RenaissanceRe Holdings Ltd. (Parent Guarantor)	RenRe North America Holdings Inc. (Subsidiary Issuer)	Other RenaissanceRe Holdings Ltd. Subsidiaries and Eliminations (Non-guarantor Subsidiaries) (1)	RenaissanceRe Consolidated

Cash flows (used in) provided by operating activities
Net cash (used in) provided by operating activities	$(4,372)	$9,881	$784,980	$790,489

Cash flows provided by (used in) investing activities

Proceeds from sales and maturities of investments available for sale	15,370	—	4,285,819	4,301,189
Purchases of investments available for sale	(59,733)	—	(4,746,486)	(4,806,219)
Net sales (purchases) of short term investments	169,273	(21)	420,170	589,422
Net sales (purchases) of other investments	3,093	—	(255,272)	(252,179)
Net purchases (sales) of investments in other ventures	12,262	—	(13,964)	(1,702)
Dividends and return of capital from subsidiaries	547,785	—	(547,785)	—
Contributions to subsidiaries	(63,489)	(32,888)	96,377	—
Due (from) to subsidiary	(24,140)	(4,166)	28,306	—

Net cash provided by (used in) investing activities	600,421	(37,075)	(732,835)	(169,489)

Cash flows (used in) provided by financing activities

Dividends paid - common shares	(62,595)	—	—	(62,595)
Dividends paid - preference shares	(42,861)	—	—	(42,861)
RenaissanceRe common share repurchases	(200,171)	—	—	(200,171)
Capital contributions	—	31,050	(31,050)	—
Net drawdown (repayment) of debt	—	6,000	(4,049)	1,951
Redemption of Series A preference shares	(150,000)	—	—	(150,000)
Redemption of capital securities	(103,093)	—	—	(103,093)
Secured asset financing	—	—	88,920	88,920
Third party DaVinciRe share repurchase	(40,000)	—	—	(40,000)

Net cash (used in) provided by financing activities	(598,720)	37,050	53,821	(507,849)

Effect of exchange rate changes on foreign currency cash	—	—	2,676	2,676

Net (decrease) increase in cash and cash equivalents	(2,671)	9,856	108,642	115,827

Cash and cash equivalents, beginning of year	11,961	711	201,727	214,399

Cash and cash equivalents, end of year	$9,290	$10,567	$310,369	$330,226

(1)	Includes all other subsidiaries of RenaissanceRe Holdings Ltd. and eliminations.

RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES

Schedules other than those listed above are omitted for the reason that they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of RenaissanceRe Holdings Ltd.

We have audited the consolidated financial statements of RenaissanceRe Holdings Ltd. as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and have issued our report thereon dated February 18, 2010, except for Note 28, as to which the date is March 10, 2010; such financial statements and our report thereon are included elsewhere the Annual Report on Form 10-K. Our audits also included the financial statement schedules listed in Item 15(a) (2) of the Annual Report on Form 10-K for the year ended December 31, 2009. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda

February 18, 2010

SCHEDULE I

RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES

SUMMARY OF INVESTMENTS

OTHER THAN INVESTMENTS IN RELATED PARTIES

(THOUSANDS OF UNITED STATES DOLLARS)

	Year ended December 31, 2009
	Amortized Cost	Market Value	Amount at which shown in the Balance Sheet
Type of investment:

Fixed maturity investments
U.S. treasuries	$926,728	$918,157	$918,157
Agencies	164,071	165,577	165,577
Non-U.S. government (Sovereign debt)	189,922	198,059	198,059
FDIC guaranteed corporate	850,193	855,988	855,988
Non-U.S. government-backed corporate	248,888	248,746	248,746
Corporate	1,111,299	1,135,504	1,135,504
Agency mortgage-backed securities	391,838	393,397	393,397
Non-agency mortgage-backed securities	35,071	36,383	36,383
Commercial mortgage-backed securities	253,713	251,472	251,472
Asset-backed securities	89,443	92,509	92,509

Total fixed maturity investments	$4,261,166	4,295,792	4,295,792

Short term investments		1,002,306	1,002,306
Other investments		858,026	858,026
Investments in other ventures, under equity method		97,287	97,287

Total investments		$6,253,411	$6,253,411

SCHEDULE II

RENAISSANCERE HOLDINGS LTD.

CONDENSED FINANCIAL INFORMATION OF REGISTRANT

RENAISSANCERE HOLDINGS LTD.

BALANCE SHEETS

AT DECEMBER 31, 2009 AND 2008

(PARENT COMPANY)

(THOUSANDS OF UNITED STATES DOLLARS)

	At December 31,
	2009	2008
Assets:
Fixed maturity investments available for sale, at fair value (Amortized cost $35,282 and $59,265 at December 31, 2009 and 2008, respectively)	$36,960	$62,536
Fixed maturity investments trading, at fair value (Amortized cost $183,541 at December 31, 2009)	180,250	—
Short term investments, at fair value	174,291	236,133
Other investments	93,059	8,880

Total investments	484,560	307,549
Cash and cash equivalents	15,206	5,122
Investments in subsidiaries	3,310,916	3,059,524
Due from subsidiaries	46,496	18,123
Dividends due from subsidiaries	136,069	—
Accrued investment income	1,727	1,214
Other assets	17,199	13,745

Total Assets	$4,012,173	$3,405,277

Liabilities and Shareholders’ Equity
Liabilities
Notes and bank loans payable	$124,000	$250,000
Contributions due to subsidiaries	12,522	86,262
Other liabilities	34,865	36,272

Total Liabilities	171,387	372,534

Shareholders’ Equity
Preference Shares: $1.00 par value – 26,000,000 shares issued and outstanding at December 31, 2009 and 2008	650,000	650,000
Common Shares: $1.00 par value – 61,744,857 shares issued and outstanding at December 31, 2009 (2008 – 61,503,333 shares)	61,745	61,503
Accumulated other comprehensive income	41,438	75,387
Retained earnings	3,087,603	2,245,853

Total Shareholders’ Equity	3,840,786	3,032,743

Total Liabilities and Shareholders’ Equity	$4,012,173	$3,405,277

SCHEDULE II

RENAISSANCERE HOLDINGS LTD.

CONDENSED FINANCIAL INFORMATION OF REGISTRANT – CONTINUED

RENAISSANCERE HOLDINGS LTD.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

(PARENT COMPANY)

(THOUSANDS OF UNITED STATES DOLLARS)

	Year ended December 31,
	2009	2008	2007
Revenues
Net investment income (loss)	$11,360	$(1,745)	$23,770
Net foreign exchange loss	(120)	(38)	—
Other income (loss)	516	(4,634)	(145,596)
Net realized and unrealized gains on fixed maturity investments	3,010	701	145

Total other-than-temporary impairments	(1,041)	(4,578)	(327)
Portion recognized in other comprehensive income, before taxes	137	—	—

Net other-than-temporary impairments	(904)	(4,578)	(327)

Total revenues	13,862	(10,294)	(122,008)

Expenses
Interest expense	9,306	14,613	21,193
Operating and corporate expenses	1,128	12,152	18,420

Total expenses	10,434	26,765	39,613

Income (loss) before equity in net income of subsidiaries and taxes	3,428	(37,059)	(161,621)
Equity in net income of subsidiaries	877,730	66,079	774,057

Income before taxes	881,158	29,020	612,436
Income tax expense	—	—	—

Net income	881,158	29,020	612,436
Dividends on preference shares	(42,300)	(42,300)	(42,861)

Net income (loss) available (attributable) to RenaissanceRe common shareholders	$838,858	$(13,280)	$569,575

SCHEDULE II

RENAISSANCERE HOLDINGS LTD.

CONDENSED FINANCIAL INFORMATION OF REGISTRANT – CONTINUED

RENAISSANCERE HOLDINGS LTD.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

(PARENT COMPANY)

(THOUSANDS OF UNITED STATES DOLLARS)

	Year ended December 31,
	2009	2008	2007
Cash flows provided by (used in) operating activities:
Net income	$881,158	$29,020	$612,436
Less: equity in net income of subsidiaries	877,730	66,079	774,057

	3,428	(37,059)	(161,621)
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Net unrealized (gains) losses included in net investment income	(190)	17,020	—
Net unrealized (gains) losses included in other income (loss)	(577)	3,866	(5,780)
Equity in undistributed losses of other ventures	—	—	151,751
Net realized and unrealized gains on fixed maturity investments	(3,010)	(701)	(145)
Net other-than-temporary impairments	904	4,578	327
Other	32,034	51,839	11,096

Net cash provided by (used in) operating activities	32,589	39,543	(4,372)

Cash flows provided by investing activities:
Proceeds from maturities and sales of fixed maturity investments available for sale	518,941	511,628	15,370
Purchase of fixed maturity investments available for sale	(477,412)	(494,683)	(59,733)
Proceeds from maturities and sales of fixed maturity investments trading	22,308	—	—
Purchase of fixed maturity investments trading	(216,676)	—	—
Contributions to subsidiaries	(248,589)	(233,560)	(63,489)
Dividends and return of capital from subsidiaries	838,809	403,948	547,785
Net sales of short term investments	61,842	141,486	169,273
Net (purchases) sales of other investments	(81,519)	(25,900)	3,093
Purchase of investments in other ventures	—	—	12,262
Due (from) to subsidiary	(28,373)	138,377	(24,140)

Net cash provided by investing activities	389,331	441,296	600,421

Cash flows used in financing activities:
Dividends paid – common shares	(59,740)	(57,850)	(62,595)
Dividends paid – preference shares	(42,300)	(42,300)	(42,861)
RenaissanceRe common share repurchase	(50,972)	(428,406)	(200,171)
Redemption of 7.0% Senior Notes	—	(150,000)	—
Redemption of Series A preference shares	—	—	(150,000)
(Repayment) issuance of debt	(126,000)	150,000	—
Repayment of subordinated obligation to Capital Trust	—	—	(103,093)
Third party DaVinciRe share repurchase	(132,718)	43,549	(40,000)

Net cash used in financing activities	(411,730)	(485,007)	(598,720)

Effect of exchange rate changes on foreign currency cash	(106)	—	—

Net increase (decrease) in cash and cash equivalents	10,084	(4,168)	(2,671)
Cash and cash equivalents, beginning of year	5,122	9,290	11,961

Cash and cash equivalents, end of year	$15,206	$5,122	$9,290

SCHEDULE III

RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES

SUPPLEMENTARY INSURANCE INFORMATION

(THOUSANDS OF UNITED STATES DOLLARS)

	December 31, 2009			Year ended December 31, 2009
	Deferred Policy Acquisition Costs	Future Policy Benefits, Losses, Claims and Loss Expenses	Unearned Premiums	Premium Revenue	Net Investment Income	Benefits, Claims, Losses and Settlement Expenses	Amortization of Deferred Policy Acquisition Costs	Other Operating Expenses	Net Written Premiums
Reinsurance	$34,638	$1,175,960	$302,915	$849,725	$—	$(87,639)	$78,848	$139,328	$839,023
Individual Risk	27,232	526,046	143,734	424,091	—	284,926	110,927	50,358	367,374
Other	—	—	—	—	323,981	—	—	—	—

Total	$61,870	$1,702,006	$446,649	$1,273,816	$323,981	$197,287	$189,775	$189,686	$1,206,397

	December 31, 2008			Year ended December 31, 2008
	Deferred Policy Acquisition Costs	Future Policy Benefits, Losses, Claims and Loss Expenses	Unearned Premiums	Premium Revenue	Net Investment Income	Benefits, Claims, Losses and Settlement Expenses	Amortization of Deferred Policy Acquisition Costs	Other Operating Expenses	Net Written Premiums
Reinsurance	$44,855	$1,497,819	$313,374	$909,759	$—	$440,900	$105,437	$81,797	$871,893
Individual Risk	37,049	662,793	196,861	477,065	—	319,589	108,116	40,368	481,727
Other	—	—	—	—	24,231	—	—	—	—

Total	$81,904	$2,160,612	$510,235	$1,386,824	$24,231	$760,489	$213,553	$122,165	$1,353,620

	December 31, 2007			Year ended December 31, 2007
	Deferred Policy Acquisition Costs	Future Policy Benefits, Losses, Claims and Loss Expenses	Unearned Premiums	Premium Revenue	Net Investment Income	Benefits, Claims, Losses and Settlement Expenses	Amortization of Deferred Policy Acquisition Costs	Other Operating Expenses	Net Written Premiums
Reinsurance	$57,596	$1,418,727	$352,822	$957,661	$—	$241,118	$119,915	$67,969	$1,024,493
Individual Risk	46,616	609,769	210,514	466,708	—	238,156	135,015	42,495	410,842
Other	—	—	—	—	402,463	—	—	—	—

Total	$104,212	$2,028,496	$563,336	$1,424,369	$402,463	$479,274	$254,930	$110,464	$1,435,335

SCHEDULE IV

RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES

REINSURANCE

(THOUSANDS OF UNITED STATES DOLLARS)

	Gross Amounts	Ceded to Other Companies	Assumed From Other Companies	Net Amount	Percentage of Amount Assumed to Net
Year ended December 31, 2009
Property and liability premiums earned	$515,069	$518,702	$1,277,449	$1,273,816	100%

Year ended December 31, 2008
Property and liability premiums earned	$487,223	$402,305	$1,301,906	$1,386,824	94%

Year ended December 31, 2007
Property and liability premiums earned	$453,729	$400,357	$1,370,997	$1,424,369	96%

SCHEDULE VI

RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES

SUPPLEMENTARY INSURANCE INFORMATION CONCERNING

PROPERTY/CASUALTY INSURANCE OPERATIONS

(THOUSANDS OF UNITED STATES DOLLARS)

Affiliation with Registrant	Deferred Policy Acquisition Costs	Reserves for Unpaid Claims and Claim Adjustment Expenses	Discount, if any, deducted	Unearned Premiums	Earned Premiums	Net Investment Income
Consolidated Subsidiaries
Year ended December 31, 2009	$61,870	$1,702,006	$—	$446,649	$1,273,816	$323,981

Year ended December 31, 2008	$81,904	$2,160,612	$—	$510,235	$1,386,824	$24,231

Year ended December 31, 2007	$104,212	$2,028,496	$—	$563,336	$1,424,369	$402,463

	Claims and Claim Adjustment Expenses Incurred Related to		Amortization of Deferred Policy Acquisition Costs	Paid Claims and Claim Adjustment Expenses	Net Premiums Written

Affiliation with Registrant	Current Year	Prior Year
Consolidated Subsidiaries
Year ended December 31, 2009	$441,786	$(244,499)	$189,775	$550,600	$1,206,397

Year ended December 31, 2008	$995,316	$(234,827)	$213,553	$744,632	$1,353,620

Year ended December 31, 2007	$712,424	$(233,150)	$254,930	$430,354	$1,435,335